SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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MACY’S, INC.
7 West Seventh Street Cincinnati, Ohio 45202
and
151 West 34th Street New York, New York 10001

April 1, 2008

To the Stockholders:

It is my privilege to invite you to attend Macy’s 2007 annual meeting of stockholders. We are holding the annual meeting on Friday, May 16, 2008, at 11:00 a.m., Eastern Daylight Savings Time, at Macy’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. We are enclosing the official notice of meeting, proxy statement and form of proxy with this letter. The matters listed in the notice of meeting are described in the attached proxy statement.

Your vote is important. Accordingly, we encourage you to read the proxy statement and cast your vote promptly by following the instructions on the enclosed proxy card.

Thank you for your cooperation and support of Macy’s.

Sincerely,

Terry J. Lundgren
Chairman of the Board, President
and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
PLEASE CAST YOUR VOTE PROMPTLY
BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

MACY’S, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
and
151 West 34th Street, New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
and
Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to be Held on May 16, 2008

To the Stockholders:

Macy’s hereby gives notice that the annual meeting of its stockholders will be held at 11:00 a.m., Eastern Daylight Savings Time, on Friday, May 16, 2008, at Macy’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The items on the agenda for the annual meeting are:

1.	To elect eleven members of Macy’s board of directors;

2.	To ratify the appointment of KPMG LLP as Macy’s independent registered public accounting firm for the fiscal year ending January 31, 2009; and

3.	To act upon such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

We recommend that you vote “For” the election of each director nominee and “For” item 2. Each of these matters is more fully described in the attached proxy statement. The proxy statement and our annual report on Form 10-K are also available for your review at: www.proxyvote.com and www.macysinc.com/shareholders.

The Board of Directors has fixed March 21, 2008 as the record date for the determination of stockholders entitled to vote at the annual meeting or any postponements or adjournments of the annual meeting.

Dennis J. Broderick
Secretary

April 1, 2008

YOU MAY VOTE IN PERSON AT THE ANNUAL MEETING OR BY PROXY. MACY’S RECOMMENDS THAT YOU VOTE BY PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. YOU MAY VOTE BY MAIL, BY TELEPHONE OR OVER THE INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE COMPLETE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD IN STREET NAME BY A BROKER, BANK OR OTHER NOMINEE, AND YOU DECIDE TO ATTEND AND VOTE YOUR SHARES AT THE ANNUAL MEETING, YOU MUST FIRST OBTAIN A SIGNED AND PROPERLY EXECUTED PROXY FROM YOUR BANK, BROKER OR OTHER NOMINEE TO VOTE YOUR SHARES HELD IN STREET NAME AT THE ANNUAL MEETING.

MACY’S, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
and
151 West 34th Street, New York, New York 10001

PROXY STATEMENT

Macy’s board of directors (the “Board”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of Macy’s stockholders. The annual meeting will be held at 11:00 a.m., Eastern Daylight Savings Time, on Friday, May 16, 2008, at Macy’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The proxies received will be used at the annual meeting and at any postponement or adjournment of the annual meeting for the purposes set forth in the accompanying notice of meeting. We will begin mailing the proxy statement, the notice of meeting and accompanying proxy on April 17, 2008.

Except where the context requires otherwise, the term “Macy’s” includes Macy’s, Inc. and its subsidiaries. Share and per share amounts in this proxy statement are adjusted to reflect a two-for-one stock split effected as a stock dividend on June 9, 2006.

GENERAL

The record date for the annual meeting is March 21, 2008. If you are a holder of record of shares of Macy’s common stock at the close of business on the record date you are entitled to vote those shares at the annual meeting. You are entitled to one vote for each share of common stock you own on each of the matters listed in the notice of meeting. As of the record date, 421,356,181 shares of common stock were outstanding. This number excludes shares held in the treasury of Macy’s.

The Board has adopted a policy under which all voting materials that identify the votes of specific stockholders will be kept confidential and will not be disclosed to Macy’s officers, directors or employees or to third parties except as described below. Voting materials may be disclosed in any of the following circumstances:

•	if required by applicable law;

•	to persons engaged in the receipt, counting, tabulation or solicitation of proxies who have agreed to maintain stockholder confidentiality as provided in the policy;

•	in those instances in which stockholders write comments on their proxy cards or otherwise consent to the disclosure of their vote to Macy’s management;

•	in the event of a proxy contest or a solicitation of proxies in opposition to the voting recommendations of the Board;

•	in respect of a stockholder proposal that Macy’s Nominating and Corporate Governance Committee of the Board, referred to as the NCG Committee, after having allowed the proponent of the proposal an opportunity to present its views, determines is not in the best interests of Macy’s and its stockholders; and

•	in the event that representatives of Macy’s determine in good faith that a bona fide dispute exists as to the authenticity or tabulation of voting materials.

The policy described above will apply to the annual meeting.

A quorum of stockholders is necessary to hold a valid annual meeting. The holders of a majority of the stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting for the transaction of business at the meeting. Macy’s will treat all shares of Macy’s common stock represented at the meeting, including abstentions and “broker non-votes,” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Macy’s will treat abstentions and broker non-votes as shares not voted for purposes of determining whether the requisite vote on a matter has been obtained. In order to obtain approval of any matter, the affirmative vote of the holders of a majority (or, in the case of the election of any nominee as a director, a plurality) of the shares of common stock represented at the annual meeting and actually voted is required. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on any such matter. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. “Broker non-votes” are shares held by a broker, bank or other nominee that are represented at the meeting, but with respect to which the beneficial owner of such shares has not instructed the broker, bank or nominee on how to vote on a particular proposal, and with respect to which the broker, bank or nominee does not have discretionary voting power on such proposal.

All shares of common stock represented at the annual meeting by proxies properly submitted prior to or at the annual meeting will be voted at the annual meeting in accordance with the instructions on the proxies, unless such proxies previously have been revoked. If no instructions are indicated, such shares will be voted:

•	FOR the director nominees identified below; and

•	FOR the ratification of the appointment of Macy’s independent registered public accounting firm.

You may vote in person at the annual meeting or by proxy. Macy’s recommends that you vote by proxy even if you plan to attend the annual meeting. You have three options for voting by proxy:

•	Internet: You can vote over the Internet at the Web address shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. When you vote over the Internet, you should not return your proxy card.

•	Telephone: You can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. When you vote by telephone, you should not return your proxy card.

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. The Internet and telephone proxy procedures are designed to authenticate your identity, to allow you to give your proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed over the Internet or by telephone through such a program must be received by 5:00 p.m., Eastern Daylight Savings Time, on Thursday, May 15, 2008. Requesting a proxy prior to the deadline described above will automatically cancel any voting directions you have previously given over the Internet or by telephone with respect to your shares. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the annual meeting; however, you must first obtain a signed and properly executed proxy from your bank, broker or other nominee to vote your shares held in street name at the annual meeting.

If you participate in Macy’s Profit Sharing 401(k) Investment Plan or The May Department Stores Company’s (“May”) Profit Sharing Plan, you will receive a voting instruction card for the Macy’s common stock allocated to your account in the applicable plan. You may instruct the plan trustee on how to vote your proportional interest in any Macy’s shares held by the plan by signing, dating and mailing the enclosed voting instruction card, or by submitting your voting instructions by telephone or over the Internet. The applicable plan trustee will vote your proportional interest in accordance with your instructions and the terms of the plan. If you fail to vote, the trustee for the applicable plan, subject to its fiduciary obligations under ERISA, will vote your proportional interest in the same proportion as it votes the proportional interests for which it receives instructions from other plan participants. Under the terms of the two plans, the trustees must receive voting instructions from plan participants by 5:00 p.m., Eastern Daylight Savings Time, on Wednesday, May 14, 2008.

You may revoke your proxy at any time by:

•	submitting evidence of your revocation to the Corporate Secretary of Macy’s;

•	voting again over the Internet or by telephone;

•	signing another proxy card bearing a later date and mailing it so that it is received prior to the annual meeting; or

•	voting in person at the annual meeting, although attendance at the annual meeting will not, in itself, revoke a proxy.

STOCK OWNERSHIP

Certain Beneficial Owners.  The following table sets forth information as to the beneficial ownership of each person known to Macy’s to own more than 5% of Macy’s outstanding common stock as of December 31, 2007.

	Most Recent	Number of	Percent of
Name and Address	Schedule 13G	Shares	Class

AXA Financial, Inc. (“AXA Financial”) 1290 Avenue of the Americas New York, NY 10104(1)	February 14, 2008	63,506,255	14.7%

Massachusetts Financial Services Company (“MFS”) 500 Boylston Street Boston, MA 02116(2)	February 12, 2008	23,074,534	5.3%

(1)	Based on a Schedule 13G filed with the SEC on February 14, 2008 by AXA Financial; AXA, which owns AXA Financial; and AXA Assurances I.A.R.D. Mutuelle (“IARD”), AXA Assurances Vie Mutuelle (“Vie”) and AXA Courtage Assurance Mutuelle (collectively with IARD and Vie, the “Mutuelles AXA”), as members of a group which controls AXA. The address of the Mutuelles AXA is 26, rue Drouot, 75009

Paris, France. The address of AXA is 25, avenue Matignon, 75008 Paris, France. The Schedule 13G reports the ownership as follows:

	Deemed to	Deemed to	Deemed to	Deemed to
	have Sole	have Shared	have Sole	have Shared
	Power to	Power to	Power to	Power to
	Vote or to	Vote or to	Dispose or to	Dispose or to
	Direct the	Direct the	Direct the	Direct the
	Vote	Vote	Disposition	Disposition

The Mutelles AXA, as a group	0	0	0	0
AXA	0	0	0	0
AXA Entity or Entities:
AXA Investment Managers Paris	7,607	0	7,607	0
AXA Konzern AG (Germany)	900	0	900	0
AXA Rosenberg Investment Management LLC	9,100	0	16,100	0
AXA Financial	0	0	0	0
Subsidiaries of AXA Financial:
Alliance Bernstein L.P.	46,971,554	7,690,109	63,471,425	107
AXA Equitable Life Insurance Company	9,900	0	10,116	0

	46,999,061	7,690,109	63,506,148	107

(2)	According to the MFS Schedule 13G, MFS has the sole power to vote 20,355,944 shares and the sole power to dispose of 23,074,534 shares beneficially owned by MFS and/or certain other non-reporting entities.

Stock Ownership of Directors and Executive Officers.  The following table sets forth the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission, referred to as the SEC), as of March 21, 2008 by each Macy’s director who is not an employee of Macy’s, referred to as a Non-Employee Director, by each executive named on the 2007 Summary Compensation Table, referred to as a Named Executive, and by Macy’s directors and executive officers as a group. The business address of each of the individuals named in the table is 7 West Seventh Street, Cincinnati, Ohio 45202.

	Number of Shares		Percent of
Name	(1)	(2)	Class

Stephen F. Bollenbach	5,000	0	less than 1%
Deirdre P. Connelly	0	0	less than 1%
Meyer Feldberg	86,166	71,000	less than 1%
Sara Levinson	74,122	71,000	less than 1%
Joseph Neubauer	136,040	71,000	less than 1%
Joseph A. Pichler	78,800	71,000	less than 1%
Joyce M. Roché	9,492	7,500	less than 1%
Karl M. von der Heyden	90,844	71,000	less than 1%
Craig E. Weatherup	77,000	71,000	less than 1%
Marna C. Whittington	96,126	71,000	less than 1%
Terry J. Lundgren	2,922,411	2,716,652	less than 1%
Karen M. Hoguet	632,116	538,585	less than 1%
Thomas L. Cole	492,701	413,527	less than 1%
Janet E. Grove	537,712	479,945	less than 1%
Susan D. Kronick	674,114	589,329	less than 1%
All directors and executive officers as a group (18 persons)	5,967,336	5,383,394	1.6%

(1)	Aggregate number of shares of common stock currently held or which may be acquired within 60 days after March 21, 2008 through the exercise of options granted under Macy’s 1995 Executive Equity Incentive Plan, referred to as the 1995 Equity Plan. Includes shares pledged as security in brokerage firm customary margin accounts, as follows: Whittington, 17,314 shares.

(2)	Number of shares of common stock which may be acquired within 60 days after March 21, 2008 through the exercise of options granted under the 1995 Equity Plan.

Securities Authorized for Issuance Under Equity Compensation Plans.  The following table presents certain aggregate information, as of February 2, 2008, with respect to the 1995 Equity Plan and Macy’s 1994 Stock Incentive Plan, referred to as the 1994 Stock Plan (included on the line captioned “Equity compensation plans approved by security holders”).

			Number of securities
	Number of securities	Weighted-average	remaining available for
	to be issued upon	exercise price of	future issuance under
	exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants	(excluding securities
	warrants and rights	and rights ($)	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	37,081,750	29.73	19,272,727
Equity compensation plans not approved by security holders	0	0	0
Total	37,081,750	29.73	19,272,727

The foregoing table does not reflect shares of restricted stock previously issued under the 1995 Equity Plan or the 1994 Stock Plan. As of February 2, 2008:

•	338,500 shares of restricted stock were outstanding and subject to possible forfeiture, and

•	3,756,000 shares of common stock were available for future issuance as restricted stock or restricted stock units under the 1995 Equity Plan and the 1994 Stock Plan.

The shares remaining available for future issuance as restricted stock or restricted stock units are included in the totals reflected in column (c). Under the 1995 Equity Plan and the 1994 Stock Plan, if these shares are not issued as restricted stock they may be made subject to grants of stock options.

The foregoing table does not reflect stock credits issued under Macy’s Executive Deferred Compensation Plan, the Director Deferred Compensation Plan, and the Associated Dry Goods Corporation Executives Deferred Compensation Plan (assumed by Macy’s in connection with its acquisition of May), which plans have not been approved by Macy’s stockholders. Pursuant to the Executive Deferred Compensation Plan, eligible executives may elect to receive a portion of their cash compensation in the form of stock credits. For a discussion of stock credits issued to Non-Employee Directors under the Director Deferred Compensation Plan, see “Further Information Concerning the Board of Directors — Director Compensation.” Pursuant to the Associated Dry Goods Corporation Executives Deferred Compensation Plan, participants elected to receive a portion of their cash compensation in the form of stock credits.

Under the plans described in the immediately preceding paragraph, entitlements due to participants are expressed as dollar amounts and then converted to stock credits in amounts equal to the number of shares of common stock that could be purchased by the applicable plan at current market prices with the cash that otherwise would have been payable to the participant. Under the Executive Deferred Compensation Plan and the Associated Dry Goods Corporation Executives Deferred Compensation Plan, each stock credit, other than a stock credit payable in cash, entitles the holder to receive one share of common stock upon the termination of the holder’s employment or service with Macy’s. Payments include dividend equivalents on the stock credits equal to any dividends paid to stockholders on shares of common stock. No specific numbers of shares are authorized for issuance under these plans.

ITEM 1. ELECTION OF DIRECTORS

Macy’s current Certificate of Incorporation and By-Laws provide that, beginning with the annual meeting in 2008, all directors will be elected annually and will serve one-year terms.

In accordance with the recommendation of the NCG Committee, the Board has nominated Stephen F. Bollenbach, Deirdre P. Connelly, Meyer Feldberg, Sara Levinson, Terry J. Lundgren, Joseph Neubauer, Joseph A. Pichler, Joyce M. Roché, Karl M. von der Heyden, Craig E. Weatherup and Marna C. Whittington, each of whom is currently a member of the Board, for election as directors. If elected, such nominees will serve for a one-year term to expire at Macy’s annual meeting of stockholders in 2009 or until their successors are duly elected and qualified. Information regarding these nominees is set forth below. Ages are as of March 21, 2008.

Each nominee has consented to being nominated and agreed to serve if elected. If any nominee becomes unavailable to serve as a director before the annual meeting, the Board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote your shares for the substitute nominee designated by the Board. Alternatively, the Board may reduce the number of directors to be elected at the annual meeting.

The Board recommends that you vote FOR the election of the nominees named above, and your proxy will be so voted unless you specify otherwise.

Nominees for Election as Directors

Stephen F. Bollenbach

Mr. Bollenbach, age 65, has been the Non-Executive Chairman of the Board of Directors of KB Home, a homebuilding company, since April 2007. He served as co-Chairman and Chief Executive Officer of Hilton Hotels Corporation from May 2004 until his retirement in October 2007. From February 1996 to May 2004 he served as Chief Executive Officer and President of Hilton Hotels Corporation. He is also a member of the boards of directors of American International Group, Inc., KB Home and Time Warner Inc. Mr. Bollenbach has been a director since June 2007.

Deirdre P. Connelly

Ms. Connelly, age 47, has been President — U.S. Operations of Eli Lilly and Company since June 2005. From October 2004 to June 2005, Ms. Connelly served as Senior Vice President — Human Resources of Eli Lilly and Company. From May 2004 to October 2004, she served as Vice President — Human Resources of Eli Lilly and Company. From 2003 to May 2004, Ms. Connelly served as Executive Director, Human Resources — U.S. Operations of Eli Lilly and Company. From 2001 to 2003, she served as Leader, Women’s Health Business — U.S. Operations of Eli Lilly and Company. Ms. Connelly has been a director since January 2008.

Meyer Feldberg

Professor Feldberg, age 66, has been Dean Emeritus and Professor of Leadership and Ethics at Columbia Business School at Columbia University since June 2004. Prior to that time, he served as the Dean of the Columbia Business School at Columbia University from 1989 to June 2004. He is currently on leave of absence from Columbia University and is serving as a Senior Advisor at Morgan Stanley. In 2007 Mayor Michael Bloomberg appointed Professor Feldberg as the President of NYC Global Partners, an office in the Mayor’s office that manages the relationships between New York City and other global cities around the world. Professor Feldberg is also a member of the boards of directors of Revlon, Inc., Primedia, Inc., UBS Global Asset Management and SAPPI Limited. Professor Feldberg has been a director since May 1992.

Sara Levinson

Ms. Levinson, age 57, was the Non-Executive Chairman of ClubMom, Inc. from October 2002 until February 2008 and was Chairman and Chief Executive Officer of ClubMom from May 2000 through September 2002. She was President of the Women’s Group of Rodale, Inc. from October 2002 until June 2005. From September 1994 through April 2000, she was President of NFL Properties, Inc. Ms. Levinson is also a member of the boards of directors of CafeMom (CMI Marketing, Inc.), Harley Davidson, Inc. and KickApps Corporation. Ms. Levinson has been a director since May 1997.

Terry J. Lundgren

Mr. Lundgren, age 55, has been Chairman of Macy’s since January 15, 2004 and President and Chief Executive Officer of Macy’s since February 26, 2003. Prior to that time, he served as the President/Chief Operating Officer and Chief Merchandising Officer of Macy’s since April 15, 2002. From May 1997 until April 15, 2002, he was President and Chief Merchandising Officer of Macy’s. Mr. Lundgren has been a director since May 1997.

Joseph Neubauer

Mr. Neubauer, age 66, has been Chairman and Chief Executive Officer of ARAMARK Holdings Corporation since January 2007. From September 2004 to January 2007, Mr. Neubauer served as Chairman and Chief Executive Officer of ARAMARK Corporation. From January 2004 to September 2004 he served as Executive Chairman of ARAMARK Corporation. Prior to that, he was Chief Executive Officer of ARAMARK Corporation from 1983 until December 2003 and Chairman from 1984 until December 2003. He is also a member of the boards of directors of ARAMARK Corporation, Verizon Communications, Inc. and Wachovia Corporation. Mr. Neubauer has been a director since September 1992.

Joseph A. Pichler

Mr. Pichler, age 68, was Chairman of The Kroger Co. from June 2003 until June 2004 and was Chairman and Chief Executive Officer of The Kroger Co. from September 1990 until June 2003. Mr. Pichler has been a director since December 1997.

Joyce M. Roché

Ms. Roché, age 61, is the President and Chief Executive Officer of Girls Incorporated, a national non-profit research, education and advocacy organization. Prior to assuming her position at Girls Incorporated in September 2000, Ms. Roché was an independent marketing consultant from 1998 to August 2000. She served as President and Chief Operating Officer of Carson, Inc. from 1996 to 1998 and also held senior marketing positions with Carson, Inc., Revlon, Inc. and Avon, Inc. Ms. Roché is also a member of the boards of directors of Anheuser-Busch Companies, Inc., AT&T, Inc. and Tupperware Corporation. Ms. Roché has been a director since February 2006.

Karl M. von der Heyden

Mr. von der Heyden, age 71, was Vice Chairman of the Board of Directors of PepsiCo, Inc. from September 1996 to January 2001. He is also a member of the boards of directors of Dreamworks Animation SKG, Inc. and NYSE Euronext. Mr. von der Heyden has been a director since February 1992.

Craig E. Weatherup

Mr. Weatherup, age 62, worked with PepsiCo, Inc. for 24 years and served as Chief Executive Officer of its world-wide Pepsi-Cola business and President of PepsiCo, Inc. Mr. Weatherup also led the initial public offering of The Pepsi Bottling Group, Inc., where he served as Chairman and Chief Executive Officer from March 1999 to January 2003. Mr. Weatherup is also a member of the board of directors of Starbucks Corporation. Mr. Weatherup has been a director since August 1996.

Marna C. Whittington

Dr. Whittington, age 60, has been President of Nicholas Applegate Capital Management since 2001 and Chief Operating Officer of Allianz Global Investors, the parent of Nicholas Applegate Capital Management, since 2002. Dr. Whittington is also a member of the board of directors of Rohm & Haas Company. Dr. Whittington has been a director since June 1993.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Attendance at Meetings

The Board held 12 meetings during the fiscal year ended February 2, 2008, referred to as fiscal 2007. During fiscal 2007, no director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and Board Committees on which such director served.

Director Attendance at Annual Meetings

As a matter of policy, Macy’s expects its directors to make reasonable efforts to attend Macy’s annual meetings of stockholders. All directors who were directors as of the date of the annual meeting attended Macy’s most recent annual meeting of stockholders.

Communications with the Board

You may communicate with the full Board, the Audit Committee, the Non-Employee Directors, or any individual director by communicating through Macy’s Internet website at www.macysinc.com/ir/corpgov or by mailing such communications to 7 West Seventh Street, Cincinnati, Ohio 45202, Attn: General Counsel. Such communications should indicate to whom they are addressed. We will refer any communications we receive that relate to accounting, internal accounting controls or auditing matters to members of the Audit Committee unless the communication is otherwise addressed. You may communicate anonymously and/or confidentially if you desire. Macy’s Office of the General Counsel will collect all communications and forward them to the appropriate director(s).

Director Independence

Macy’s Corporate Governance Principles require that a majority of the Board consist of directors who the Board has determined do not have any material relationship with Macy’s and are independent. The Board has adopted standards for director independence to assist the Board in determining if a director is independent. These standards, disclosed on Macy’s website at www.macysinc.com/ir/corpgov, are as follows:

•	The director may not be (and may not have been within the preceding 60 months) an employee and no member of the director’s immediate family may be (and may not have been within the preceding 36 months) an executive officer of Macy’s or any of its subsidiaries. For purposes of these Standards for Director Independence, “immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	The director is not a party to any contract pursuant to which such director provides personal services (other than as a director) to Macy’s or any of its subsidiaries.

•	Neither the director nor any member of his or her immediate family receives, or has received within the preceding 36 months, direct compensation of more than $100,000 per year from Macy’s or any of its subsidiaries (other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service or, in the case of an immediate family member, compensation for service as a non-executive employee).

•	Neither the director nor any member of his or her immediate family is (and has not been within the preceding 60 months) affiliated with or employed in a professional capacity, including as an executive officer, partner or principal, by any corporation or other entity that is or was a paid adviser, consultant or provider of professional services to, or a substantial supplier of, Macy’s or any of its subsidiaries.

•	The director is not an employee or executive officer and no member of his or her immediate family is an executive officer of (and have not been within the preceding 36 months) a company that makes payments to, or receives payments from, Macy’s for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•	The director is not employed by an organization that received, within the preceding 60 months, eleemosynary grants or endowments from Macy’s or any of its subsidiaries in excess of $250,000 in any fiscal year of Macy’s.

•	The director is not a parent, child, sibling, aunt, uncle, niece, nephew or first cousin of any other director of Macy’s.

•	The director is not a party to any agreement binding him or her to vote, as a stockholder of Macy’s, in accordance with the recommendations of the Board.

•	The director is not a director of any corporation or other entity (other than Macy’s) of which Macy’s Chairman or Chief Executive Officer is also a director.

•	Neither the director nor a member of the director’s immediate family is employed (and has not been employed for the preceding 12 months) by another company whose compensation committee includes as a member any of Macy’s present executive officers.

The Board has determined that each of the following Non-Employee Directors qualifies as independent under New York Stock Exchange (“NYSE”) rules and satisfies Macy’s standards for director independence: Stephen Bollenbach, Deirdre Connelly, Meyer Feldberg, Sara Levinson, Joseph Neubauer, Joseph Pichler, Joyce Roché, Karl von der Heyden, Craig Weatherup and Marna Whittington. To assist the Board in making that determination, the NCG Committee reviewed, among other things, each director’s employment status and other board commitments and, where applicable, each director’s (and his or her immediate family members’) affiliation with consultants, service providers or suppliers of the company.

Non-Employee Directors’ Meetings

The Non-Employee Directors meet in executive session without management either before or after all regularly scheduled Board meetings. The chairpersons of the Board Committees preside at such sessions by rotation. Non-Employee Directors who are not independent under the NYSE listing standards may participate in these executive sessions, but the Board would then hold at least one executive session each year exclusively for Non-Employee Directors who are independent under the NYSE listing standards.

Committees of the Board

The following standing committees of the Board were in existence throughout fiscal 2007: the Audit Committee, the Compensation and Management Development Committee, referred to as the CMD Committee, the Finance Committee and the NCG Committee. The table below provides the current members of each Board committee and meeting information for fiscal 2007:

Name	Audit		CMD		Finance		NCG

Stephen F. Bollenbach	X				X
Deirdre P. Connelly							X
Meyer Feldberg			X	**			X
Sara Levinson			X				X
Terry J. Lundgren
Joseph Neubauer	X	**	X		X
Joseph A. Pichler			X				X	*
Joyce M. Roché	X						X
Karl M. von der Heyden			X		X	*
Craig E. Weatherup			X	*			X
Marna C. Whittington	X	*			X	**
2007 Meetings	5		4		6		5

*	Chair

**	Vice Chair

Audit Committee.  The Audit Committee was established in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the NYSE. Its charter is disclosed on Macy’s website at www.macysinc.com/ir/corpgov. As required by the Audit Committee charter, all current members of the Audit Committee are independent under Macy’s standards for director independence. The Board has determined that all members are financially literate for purposes of NYSE listing standards, and that Dr. Whittington qualifies as an “audit committee financial expert” because of her business experience, understanding of generally accepted accounting principles and financial statements, and educational background.

The responsibilities of the Audit Committee include:

•	reviewing the professional services provided by Macy’s independent registered public accounting firm and the independence of such firm;

•	reviewing the scope of the audit by Macy’s independent registered public accounting firm;

•	reviewing any proposed non-audit services by Macy’s independent registered public accounting firm to determine if the provision of such services is compatible with the maintenance of their independence, and approval of same;

•	reviewing Macy’s annual financial statements, systems of internal accounting controls, material legal developments relating thereto, and legal compliance policies and procedures;

•	reviewing matters with respect to the legal, accounting, auditing and financial reporting practices and procedures of Macy’s as it may find appropriate or as may be brought to its attention, including Macy’s compliance with applicable laws and regulations;

•	reviewing with members of Macy’s internal audit staff the internal audit department’s staffing, responsibilities and performance, including its audit plans, audit results and actions taken with respect to those results; and

•	establishing procedures for the Audit Committee to receive, review and respond to complaints regarding accounting, internal accounting controls, and auditing matters, as well as confidential, anonymous submissions by employees of concerns related to questionable accounting or auditing matters.

See “Report of the Audit Committee” for further information regarding certain reviews and discussions undertaken by the Audit Committee.

Compensation and Management Development Committee.  The charter for the CMD Committee is disclosed on Macy’s website at www.macysinc.com/ir/corpgov. As required by the CMD Committee charter, all current members of the CMD Committee are independent under Macy’s standards for director independence.

The responsibilities of the CMD Committee include:

•	reviewing the salaries of the chief executive officer and other executive officers of Macy’s and, either as a Committee or together with the independent directors (as directed by the Board), set compensation levels for these executives;

•	administering the bonus, incentive and stock option plans of Macy’s, including (i) establishing any annual or long-term performance goals and objectives and maximum annual or long-term incentive awards for the chief executive officer and the other executives, (ii) determining whether and the extent to which annual and/or long-term performance goals and objectives have been achieved, and (iii) determining related annual and/or long-term incentive awards for the chief executive officer and the other executives;

•	reviewing and approving the benefits of the chief executive officer and the other executive officers of Macy’s;

•	reviewing and approving any proposed employment agreement with, and any proposed severance, termination or retention plans, agreements or payments applicable to, any executive officer of Macy’s;

•	advising and consulting with Macy’s management regarding pension, benefit and compensation plans, policies and practices of Macy’s;

•	establishing chief executive officer and key executive succession plans, including plans in the event of an emergency, resignation or retirement; and

•	reviewing and monitoring executive development strategies and practices for senior level positions and executives to assure development of a pool of management and executive personnel for adequate and orderly management succession.

Finance Committee.  The charter for the Finance Committee is disclosed on Macy’s website at www.macysinc.com/ir/corpgov. As required by the Finance Committee charter, a majority of the members of the Finance Committee are independent under Macy’s standards for director independence.

The responsibilities of the Finance Committee include:

•	reviewing capital projects and other financial commitments and approving such projects and commitments above $15 million and below $25 million, reviewing and making recommendations to the Board with respect to approval of all such projects and commitments of $25 million and above, and reviewing and tracking the actual progress of approved capital projects against planned projections;

•	reporting to the Board on potential transactions affecting Macy’s capital structure, such as financings, refinancings and the issuance, redemption or repurchase of Macy’s debt or equity securities;

•	reporting to the Board on potential changes in Macy’s financial policy or structure which could have a material financial impact on Macy’s;

•	reviewing the financial considerations relating to acquisitions and dispositions of businesses and operations involving projected costs or income above $15 million and below $25 million and approving all such transactions, and reporting to the Board on all such transactions involving projected costs or income of $25 million and above; and

•	reviewing the management and performance of the assets of Macy’s retirement plans.

Nominating and Corporate Governance Committee.  The charter for the NCG Committee is disclosed on Macy’s website at www.macysinc.com/ir/corpgov. As required by the NCG Committee charter, all current members of the NCG Committee are independent under Macy’s standards for director independence.

The responsibilities of the NCG Committee include:

•	identifying and screening candidates for future Board membership;

•	proposing candidates to the Board to fill vacancies as they occur, and proposing nominees to the Board for election by the stockholders at annual meetings;

•	reviewing Macy’s Corporate Governance Principles and recommending to the Board any modifications that the NCG Committee deems appropriate;

•	overseeing the evaluation of and reporting to the Board on the performance and effectiveness of the Board and its committees and other issues of corporate governance, and recommending to the Board any changes concerning the composition, size, structure and activities of the Board and the committees of the Board as the NCG Committee deems appropriate based on its evaluations;

•	reviewing and reporting to the Board with respect to director compensation and benefits and make recommendations to the Board as the NCG Committee deems appropriate; and

•	considering possible conflicts of interest of Board members and management and making recommendations to prevent, minimize, or eliminate such conflicts of interest.

The NCG Committee reviews the director compensation program periodically. To help it perform its responsibilities, the NCG Committee makes use of company resources, including members of senior management in Macy’s human resources and legal departments. In addition, the NCG Committee engages the services of Mercer as an independent outside compensation consultant to assist the NCG Committee in assessing the competitiveness and overall appropriateness of Macy’s director compensation program.

Identification and Selection of Nominees for the Board

Macy’s By-laws provide that director nominations may be made by or at the direction of the Board. The NCG Committee is charged with identifying individuals qualified to become Board members and recommending such individuals to the Board for its consideration. The NCG Committee is authorized, among other means of identifying potential candidates, to employ third-party search firms. In evaluating potential candidates, the NCG Committee considers, among other things, the following:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	knowledge of the communities in which Macy’s does business and Macy’s industry or other industries relevant to Macy’s business;

•	relevant experience and background that would benefit Macy’s;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Macy’s; and

•	diversity of viewpoints, background, experience and demographics.

The NCG Committee also takes into consideration whether particular individuals satisfy the independence criteria set forth in the NYSE listing standards and Macy’s standards for director independence, together with any special criteria applicable to service on various standing committees of the Board. The full Board (a) considers candidates that the NCG Committee recommends, (b) considers the optimum size of the Board, (c) determines how to address any vacancies on the Board, and (d) determines the composition of all Board committees.

In fiscal 2006 and fiscal 2007, the NCG Committee retained an independent director search firm, Heidrick & Struggles, to identify and evaluate potential director candidates based on the qualifications and characteristics described above. The firm provides background information on potential candidates and, if so directed by the NCG Committee, makes initial contact with potential candidates to assess their interest in becoming a director of Macy’s. NCG Committee members then meet with and interview the potential candidates. Stockholders have previously elected each of the director nominees for the 2008 annual meeting, except for Mr. Bollenbach and Ms. Connelly. Heidrick & Struggles identified Mr. Bollenbach and Ms. Connelly as potential candidates for director positions. Following an extensive interview process, the NCG Committee recommended to the Board that Mr. Bollenbach and Ms. Connelly be appointed as Non-Employees Directors. The Board approved Mr. Bollenbach’s appointment in June 2007 and Ms. Connelly’s appointment in December 2007.

The NCG Committee will consider candidates for nomination recommended by stockholders of Macy’s and will evaluate such candidates using the same criteria discussed above that it uses to evaluate director candidates identified by the NCG Committee. Stockholders who wish to recommend a candidate for a director nomination should write to the Nominating and Corporate Governance Committee, c/o Dennis J. Broderick, Secretary, Macy’s, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202. The recommendation should include the full name and address of the proposed candidate, a description of the proposed candidate’s qualifications and other relevant biographical information.

Director Nominations by Stockholders

Macy’s By-Laws also provide that director nominations may be made by the company’s stockholders. The By-Laws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of Macy’s not less than 60 days prior to the meeting of stockholders. However, in the event that the date of the meeting is not publicly announced by Macy’s by inclusion in a report filed with the SEC or furnished to stockholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of Macy’s not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things:

•	that the notice by the stockholder set forth certain information concerning such stockholder and the stockholder’s nominees, including their names and addresses;

•	a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of Macy’s stock owned or beneficially owned by such stockholder;

•	a description of all arrangements or understandings between the stockholder and each nominee;

•	such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder; and

•	the consent of each nominee to serve as a director of Macy’s if so elected.

The chairman of the Board may refuse to acknowledge the nomination of any person not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to stockholders desiring to bring any other business before an annual meeting of the stockholders. See “Submission of Future Stockholder Proposals.”

Corporate Governance Principles and Code of Business Conduct and Ethics

The Corporate Governance Principles and the Code of Business Conduct and Ethics approved by the Board for adoption by Macy’s are disclosed on Macy’s website at www.macysinc.com/ir/corpgov. Stockholders may obtain copies of these documents and the charters for the Board committees, without charge, by sending a written request to the following address: Secretary, Macy’s, Inc. 7 West Seventh, Cincinnati, Ohio 45202.

Director Compensation

Non-Employee Directors receive the following compensation:

Type of Compensation	Amount of Compensation

Board Retainer	$60,000 annually
Board or Board Committee Meeting Fee	$2,000 for each meeting attended and for each review session with one or more members of management
Committee Chairperson Retainer	$10,000 annually
Equity Grant	up to 10,000 stock options annually
Matching Gift	up to $22,500 annually

Under Macy’s Director Deferred Compensation Plan, 50% of the annual Board retainer (including the retainer payable to a committee chair) and 50% of the meeting fees payable to Non-Employee Directors (the “Mandatory Stock Compensation”) are paid in credits representing the right to receive shares of Macy’s common stock (“Mandatory Stock Credits”), with the balance (“Elective Compensation”) paid in cash or deferred under the Director Deferred Compensation Plan. Mandatory Stock Compensation is reflected in the “Stock Awards” column of the 2007 Non-Employee Director Summary Compensation Table below. Elective Compensation is reflected in the “Fees Earned or Paid in Cash” column of the 2007 Non-Employee Director Summary Compensation Table below. If a Non-Employee elects to defer all or a portion of the Elective Compensation into either stock credits or cash credits under the Director Deferred Compensation Plan, those amounts are not paid to him or her until service on the Board ends. Mandatory Stock Credits and stock credits relating to Elective Compensation that is deferred as stock credits are calculated monthly. Shares of Macy’s common stock associated with such stock credits are transferred quarterly to a rabbi trust for the benefit of the participating Non-Employee Director. Dividend equivalents on the amounts deferred as stock credits are “reinvested” in additional stock credits. Elective Compensation deferred as cash credits earn interest each year at a rate equal to the yield (percent per annum) on 30-Year Treasury Bonds as of December 31 of the prior plan year.

Non-Employee Directors typically receive a non-qualified stock option grant under the 1995 Equity Plan or the 1994 Stock Plan on the date of the annual meeting. If an individual is elected by the Board as a Non-Employee Director after the date of the annual meeting and prior to the end of the calendar year, the Non-Employee Director receives a pro-rated stock option grant shortly after his or her election to the Board based on the number of months remaining in the calendar year following the date of his or her election. All options have a 10-year term, vest 25% on each of the first four anniversaries following the grant date, and are priced at the closing price of Macy’s common stock on the NYSE on the day prior to the grant date.

Non-Employee Directors may participate in the matching gift program of the Macy’s Foundation on the same terms as all company employees. Under this program, the Macy’s Foundation will match up to a total of $22,500 of gifts made by the director to approved charities in any calendar year.

Each Non-Employee Director and his or her spouse and eligible dependents also receive executive discounts on merchandise purchased at Macy’s stores. This benefit remains available to them following retirement from the Board. As described below, the retirement plan for Non-Employee Directors was terminated in 1997.

The following table reflects the compensation information for each Non-Employee Director for fiscal 2007. Mr. Stiritz retired as a Non-Employee Director on May 18, 2007. Consequently, the table reflects the compensation paid or payable to him through his retirement date. Mr. Lundgren does not receive separate compensation for his service as a Director; his compensation is reflected in the 2007 Summary Compensation Table in the section titled “Compensation of the Named Executives for 2007.”

2007 NON-EMPLOYEE DIRECTOR SUMMARY COMPENSATION TABLE

				Change in Pension
				Value and
				Non-Qualified
	Fees Earned			Deferred	All Other
	or Paid in	Stock Awards	Option Awards	Compensation	Compensation (5)
Name	Cash (1)($)	(1)(3)($)	(2)(3)($)	Earnings (4)($)	($)	Total($)

Stephen F. Bollenbach	31,500	29,000	73,000	0	0	133,500
Deirdre P. Connelly	3,500	3,500	0	0	0	7,000
Meyer Feldberg	50,000	81,950	371,742	4,911	43,655	552,258
Sara Levinson	50,000	84,224	118,868	0	20,598	273,690
Joseph Neubauer	56,000	96,869	143,400	5,298	30,400	331,967
Joseph A. Pichler	56,000	87,602	143,400	0	27,964	314,966
Joyce M. Roché	51,000	8,675	57,826	0	16,185	133,686
William P. Stiritz	18,661	(10,443)	0	0	35,866	44,083
Karl M. von der Heyden	58,000	115,809	143,400	11,763	35,614	364,586
Craig E. Weatherup	63,000	91,344	118,868	759	52,609	326,580
Marna C. Whittington	59,000	112,245	118,868	1,214	60,529	351,856

(1)	All Elective Compensation is reflected in the “Fees Earned or Paid in Cash” column, whether it is paid currently in cash or deferred under the Director Deferred Compensation Plan. Eight of the Non-Employee Directors elected to defer all or a portion of the Elective Compensation payable to them during fiscal 2007, as follows:

	Elective	Deferred
	Compensation	as Cash	Deferred as Stock
Name	Deferred($)	Credits($)	Credits(#)

Bollenbach	29,000	0	879
Levinson	50,000	50,000	0
Neubauer	56,000	0	1,593
Pichler	56,000	56,000	0
Roché	38,250	0	1,088
Stiritz	18,661	0	428
Weatherup	63,000	0	1,778
Whittington	59,000	0	1,693

The amounts in the “Stock Awards” column reflect the Mandatory Stock Compensation payable in fiscal 2007 plus the variable accounting treatment and dollar amounts recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) for fiscal 2007 for Mandatory Stock Credits issued in fiscal 2007 and prior years. Non-Employee Directors received the following Mandatory Stock Credits with respect to the Mandatory Stock Compensation payable to them in fiscal 2007:

			2007 Additional
	Mandatory Stock	Mandatory Stock	Expense/(Credit) Relating to
Name	Credits(#)	Compensation($)	Variable Accounting($)	Total($)

Bollenbach	942	29,000	0	29,000
Connelly	147	3,500	0	3,500
Feldberg	1,410	50,000	31,950	81,950
Levinson	1,411	50,000	34,224	84,224
Neubauer	1,592	56,000	40,869	96,869
Pichler	1,586	56,000	31,602	87,602
Roché	1,449	51,000	(42,325)	8,675
Stiritz	427	18,661	(29,104)	(10,443)
von der Heyden	1,660	58,000	57,809	115,809
Weatherup	1,777	63,000	28,344	91,344
Whittington	1,692	59,000	53,245	112,245

(2)	The grant date fair value of the stock options granted to the Non-Employee Directors other than Mr. Bollenbach in fiscal 2007 was $143,400. The grant date fair value of the stock options granted to Mr. Bollenbach in fiscal 2007 was $73,000. The amounts in the “Option Awards” column do not reflect compensation actually received by the Non-Employee Directors. The amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for fiscal 2007 for stock options issued pursuant to the 1995 Equity Plan. The tables below show that the amount recognized includes the awards granted in fiscal 2007 and in as many as four prior years. Ms. Connelly and Mr. Stiritz did not receive an option grant in fiscal 2007.

Since Mr. Neubauer, Mr. Pichler and Mr. von der Heyden are over age 65, the full grant date fair market value of their 2007 stock option awards was expensed in fiscal 2007. The fair value of their stock option awards prior to fiscal 2007 has previously been fully expensed.

Mr. Bollenbach and Mr. Feldberg turned age 65 during fiscal 2007, so the full grant date fair market value of their 2007 stock option awards was expensed in fiscal 2007. In addition, the fair value of the portions of Mr. Feldberg’s stock option awards prior to fiscal 2007 that had not previously been fully expensed was expensed in 2007.

Assumptions and terms used in the calculation of the amounts expensed for fiscal 2007 are included in footnote 14 to Macy’s audited financial statements included in Macy’s Annual Report on Form 10-K for fiscal 2007 (the “2007 10-K”), in footnote 15 to Macy’s audited financial statements included in Macy’s Annual Report on Form 10-K for fiscal 2006 (the “2006 10-K”), and in footnote 15 to Macy’s audited financial statements included in Macy’s Annual Report on Form 10-K for fiscal 2005 (the “2005 10-K”).

Bollenbach				Feldberg				Levinson
			2007				2007				2007
Grant	Options	FMV	Expense	Grant	Options	FMV	Expense	Grant	Options	FMV	Expense
Date	(#)	($)	($)	Date	(#)	($)	($)	Date	(#)	($)	($)

7/2/07	5,000	14.60	73,000	5/18/07	10,000	14.34	143,400	5/18/07	10,000	14.34	23,901
				5/19/06	10,000	13.57	113,083	5/19/06	10,000	13.57	33,925
				7/13/05	10,000	13.12	79,267	7/13/05	10,000	13.12	32,800
				5/21/04	10,000	9.30	31,000	5/21/04	10,000	9.30	23,250
				5/16/03	10,000	5.99	4,992	5/16/03	10,000	5.99	4,992

							371,742				118,868

Neubauer				Pichler				Roché
			2007				2007				2007
Grant	Options	FMV	Expense	Grant	Options	FMV	Expense	Grant	Options	FMV	Expense
Date	(#)	($)	($)	Date	(#)	($)	($)	Date	(#)	($)	($)

5/18/07	10,000	14.34	143,400	5/18/07	10,000	14.34	143,400	5/18/07	10,000	14.34	23,901
5/19/06	10,000	13.57	0	5/19/06	10,000	13.57	0	5/19/06	10,000	13.57	33,925

7/13/05	10,000	13.12	0	7/13/05	10,000	13.12	0				57,826
5/21/04	10,000	9.30	0	5/21/04	10,000	9.30	0
5/16/03	10,000	5.99	0	5/16/03	10,000	5.99	0

			143,400				143,400

von der Heyden				Weatherup				Whittington
			2007				2007				2007
Grant	Options	FMV	Expense	Grant	Options	FMV	Expense	Grant	Options	FMV	Expense
Date	(#)	($)	($)	Date	(#)	($)	($)	Date	(#)	($)	($)

5/18/07	10,000	14.34	143,400	5/18/07	10,000	14.34	23,901	5/18/07	10,000	14.34	23,901
5/19/06	10,000	13.57	0	5/19/06	10,000	13.57	33,925	5/19/06	10,000	13.57	33,925
7/13/05	10,000	13.12	0	7/13/05	10,000	13.12	32,800	7/13/05	10,000	13.12	32,800
5/21/04	10,000	9.30	0	5/21/04	10,000	9.30	23,250	5/21/04	10,000	9.30	23,250
5/16/03	10,000	5.99	0	5/16/03	10,000	5.99	4,992	5/16/03	10,000	5.99	4,992

			143,400				118,868				118,868

(3)	The Non-Employee Directors held the following stock options and stock credits as of the end of fiscal 2007 (values are based on a closing price at fiscal year-end of $28.00):

	Stock Options		Stock Credits
	Number of Securities Underlying
	Unexercised Options		Number of Stock	Market Value of
	(#)		Credits	Stock Credits
Name	Exercisable	Unexercisable	(#)	($)

Bollenbach	0	5,000	1,821	50,988
Connelly	0	0	147	4,116
Feldberg	66,000	25,000	4,537	127,036
Levinson	66,000	25,000	16,729	468,412
Neubauer	66,000	25,000	59,898	1,677,144
Pichler	66,000	25,000	15,046	421,288
Roché	2,500	17,500	4,575	128,100
Stiritz	3,336	8,330	3,279	91,812
von der Heyden	66,000	25,000	43,359	1,214,052
Weatherup	66,000	25,000	34,676	970,928
Whittington	66,000	25,000	23,033	644,924

(4)	The present value of benefits under the Non-Employee Director retirement plan for each individual was determined as a deferred temporary life annuity based on years of Board service prior to May 16, 1997. The present value basis includes a discount rate of 5.95% and mortality rates under the RP2000CH table projected to January 1, 2006 using scale AA. Scale AA defines how future mortality improvements are incorporated into the projected mortality table and is based on a blend of Federal Civil Service and Social Security experience from 1977 through 1993. The calculations assume that the annual retainer remains at $60,000 and a retirement at age 72, the mandatory retirement age for Directors.

(5)	“All Other Compensation” includes the items shown below. Merchandise discounts are credited to the Directors’ charge accounts. Gross-up on taxes on the merchandise discount are paid in cash after the end of the year, so the amounts shown reflect the gross-up on the prior fiscal year amounts.

	Merchandise		Matching
	Discount	Gross-Up	Gift	Total
Name	($)	($)	($)	($)

Bollenbach	0	0	0	0
Connelly	0	0	0	0
Feldberg	15,132	6,333	22,190	43,655
Levinson	4,793	8,054	7,750	20,598
Neubauer	13,235	4,665	12,500	30,400
Pichler	1,882	3,582	22,500	27,964
Roché	4,488	0	11,697	16,185
Stiritz	35,866	0	0	35,866
von der Heyden	7,816	5,299	22,500	35,614
Weatherup	23,330	6,779	22,500	52,609
Whittington	29,272	8,757	22,500	60,529

Director Retirement Plan

Macy’s retirement plan for Non-Employee Directors was terminated on a prospective basis effective May 16, 1997 (the “Plan Termination Date”). As a result of such termination, persons who first become Non-Employee Directors after the Plan Termination Date will not be entitled to receive any benefit from the plan. Persons who were Non-Employee Directors as of the Plan Termination Date will be entitled to receive retirement benefits accrued as of the Plan Termination Date. Subject to an overall limit in an amount equal to the aggregate retirement benefit accrued as of the Plan Termination Date (i.e., the product of the amount of the annual Board retainer earned immediately prior to retirement and the years of Board service prior to the Plan Termination Date), eligible retirees who retire from service as Non-Employee Directors will be entitled to receive an annual payment equal to the amount of the annual Board retainer earned immediately prior to retirement, payable in monthly installments, commencing at retirement and continuing for the lesser of such person’s remaining life or a number of years equal to such person’s years of Board service prior to the Plan Termination Date. There are no survivor benefits under the terms of the retirement plan. Five of the current Non-Employee Directors participate in the plan. If they had retired on December 31, 2007, each would have been entitled to a $60,000 annual payment for the following maximum number of years:

Name	Years

Feldberg	5
Neubauer	5
von der Heyden	5
Weatherup	1
Whittington	4

Director Stock Ownership Guidelines

In fiscal year 2005, the NCG Committee recommended, and the Board adopted, stock ownership guidelines for Non-Employee Directors. Under these guidelines, Non-Employee Directors are required to accumulate over time shares of Macy’s common stock equal in value to at least five times the annual Board retainer. Currently, the annual Board retainer is $60,000, so the guideline currently is $300,000 worth of Macy’s common stock. Shares counted toward this requirement include:

•	any shares beneficially owned by the director;

•	restricted stock before the restrictions have lapsed; and

•	stock credits or other stock units credited to a director’s account.

Macy’s common stock subject to unvested or unexercised stock options granted to Non-Employee Directors does not count toward the ownership requirement. Non-Employee Directors must comply with these guidelines by December 9, 2010 or within five years from the date the director’s Board service commenced, whichever is later. As of the end of the last fiscal year, all Non-Employee Directors that have served as Directors for five or more years owned sufficient shares to satisfy the ownership guidelines.

ITEM 2.  APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the books, records and accounts of Macy’s for the fiscal year ending January 31, 2009. KPMG LLP and its predecessors have served as the independent registered public accounting firm for Macy’s since 1988, and the Audit Committee considers them well qualified. Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. The Audit Committee has asked the Board to submit to stockholders a proposal asking stockholders to ratify the appointment of KPMG LLP. If the appointment of KPMG LLP is not ratified by stockholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent registered public accounting firm as the Audit Committee deems appropriate.

Fees Paid to Independent Registered Public Accounting Firm

The table below summarizes the fees paid to KPMG LLP during fiscal 2007 and fiscal 2006:

		Audit-		All
Year	Audit Fees($)	Related Fees($)	Tax Fees($)	Other Fees($)	Total($)

2007	5,297,200	1,526,300	180,500	0	7,004,000
2006	5,727,500	3,336,372	162,974	0	9,226,846

Audit fees represent fees for professional services rendered for the audit of Macy’s annual financial statements, the audit of Macy’s internal controls over financial reporting and the reviews of the interim financial statements included in Macy’s Forms 10-Q.

Audit-related fees represent professional services principally related to the audits of financial statements of employee benefit plans, audits of financial statements of certain subsidiaries and certain agreed upon procedures reports.

Tax fees represent professional services related to tax compliance and consulting services, provided, however, that such tax consulting services did not involve the provision of advice regarding tax strategy or planning.

All other fees represent professional services other than those covered above.

The Audit Committee has adopted policies and procedures for the pre-approval of all permitted non-audit services provided by Macy’s independent registered public accounting firm. A description of such policies and procedures is attached as Appendix A to this proxy statement and incorporated herein by reference.

The Board recommends that you vote FOR ratification of the appointment of KPMG LLP, and your proxy will be so voted unless you specify otherwise.

COMPENSATION DISCUSSION & ANALYSIS

Overview

Macy’s is one of the nation’s premier retailers, with fiscal 2007 sales of $26.3 billion. At the end of fiscal 2007, Macy’s operated more than 850 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s. Macy’s also operates macys.com, bloomingdales.com and Bloomingdale’s By Mail. The company employs about 182,000 regular full-time and part-time employees.

Managing a nation-wide retail business requires a team of committed, talented and experienced executives. Macy’s stores and direct-to-customer business operations compete with many retailing formats in the geographic areas in which they operate, including department stores, specialty stores, general merchandise stores, off-price and discount stores, new and established forms of home shopping (including the Internet, mail order catalogs and television) and manufacturers’ outlets, among others. In addition to competing with these other retailers for customers, Macy’s also must compete very aggressively for executive talent.

Macy’s executive compensation philosophy is straightforward and consistent — Macy’s pays for performance. Macy’s executives are accountable for the performance of the business units they manage and are compensated based on that performance. Executives are rewarded when defined milestones are achieved and value is created for Macy’s stockholders.

This Compensation Discussion & Analysis provides information regarding the compensation paid to the following individuals, referred to as the Named Executives, in fiscal 2007:

•	Terry J. Lundgren, Chairman, President and Chief Executive Officer;

•	Karen M. Hoguet, Executive Vice President and Chief Financial Officer;

•	Thomas L. Cole, Vice Chair;

•	Janet E. Grove, Vice Chair; and

•	Susan D. Kronick, Vice Chair.

Macy’s executive compensation program for the Named Executives consists of cash compensation in the form of performance-based cash incentives and base salaries and long-term equity-based awards in the form of stock options, stock credits and, to a lesser degree, restricted stock. Each year, the CMD Committee of the Board, which is made up entirely of independent directors, recommends to the Board the compensation for Mr. Lundgren and determines the compensation for the other Named Executives.

Macy’s compensation mix relies heavily on long-term equity awards to attract and retain an outstanding executive team and to ensure a strong connection between executive compensation and financial performance, operational and strategic objectives and stockholder interests. The CMD Committee awards approximately 60% of the long-term equity awards in the form of stock credits and approximately 40% in the form of stock options. The CMD Committee awards restricted stock on a selective basis. Stock options and restricted stock foster employee stock ownership and, together with stock credits, focus the management team on increasing value for stockholders. Because the value of these equity-based awards depends on Macy’s future stock price, the awards link compensation to future financial performance. Stock credits provide executives the right to receive the value of the underlying common stock following two- and three-year holding periods after vesting. Because the vesting of a portion of the core stock credits depends on achievement of the company’s Four Priorities and other measures, these awards also link compensation to operational and strategic performance.

The performance-based cash incentive plan compensates the Named Executives for achieving specific financial goals established annually by the CMD Committee. The CMD Committee sets aggressive goals at the beginning of each year based on financial objectives in Macy’s internal business plan for the fiscal year. Payments are not automatic, however, because the CMD Committee may exercise its discretion to reduce (but not increase) the amount of any incentive payment.

For fiscal 2007, the CMD Committee awarded stock option grants to each Named Executive under terms consistent with Macy’s annual stock option grant program. The Named Executives did not receive a cash incentive for fiscal 2007 performance because Macy’s did not achieve the threshold level of performance established under the company’s bonus plan. The CMD Committee increased base salaries for the Named Executives in March 2007 by an average of 7.0% to maintain salary at levels deemed appropriate by the CMD

Committee in light of competitive pay analyses, the contributions of each Named Executive to the advancement of the integration process related to the May merger, the increased size of the company following the May merger, internal comparability and other factors. The CMD Committee awarded the Named Executives 95% of the core stock credits granted to the Named Executives in fiscal 2006 under the 2006-2007 stock credit plan that had performance objectives relating to the company’s progress on the Four Priorities and 100% of the merger stock credits granted to them in fiscal 2006 that had performance objectives relating to achieving synergies resulting from the May merger. In addition, in connection with the renewal of his employment agreement, the CMD Committee awarded retention stock option and restricted stock grants to Mr. Lundgren.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES

Compensation Philosophy

Macy’s overall compensation program is performance-driven and designed to support the needs of the business by:

•	Providing Competitive and Reasonable Compensation Opportunities.

Macy’s compensation levels and individual compensation programs are assessed against market norms periodically by the CMD Committee, with input from independent outside compensation consultants as needed. Under ordinary circumstances, the CMD Committee undertakes a comprehensive review of the program approximately every three years. Pay data is validated against several benchmarks, including specific pay levels of other large retail and vendor organizations and information from published surveys of the retail industry and general industry. In addition, compensation of individual executives or specific plans or practices are reviewed more frequently, depending on business needs.

•	Focusing on Results and Strategic Initiatives.

Macy’s compensation programs are based on measures of business success. They reflect a combination of specific internal measurements of success (such as EBIT, sales and cash flow) and external measurements of success (such as customer satisfaction and stock price performance). A portion of the compensation program focuses on the strategic initiatives that will help continue to differentiate Macy’s from other retailers and that are important in making Macy’s and Bloomingdale’s stores the customer’s first choice in shopping.

•	Fostering a Pay for Performance Culture.

A significant portion of an executive’s compensation program is linked to variable compensation components, such as short- term cash incentives, stock options, stock credits and restricted stock. As a result, an individual’s compensation level is dependent on individual and company performance, including stock price appreciation. The mix of components and the proportion of each as a percentage of total compensation may vary from year to year, but the total mix is designed to encourage maximum performance.

•	Attracting and Retaining Key Executives.

Macy’s executives are recognized as some of the most talented and sought after people in the retail industry, and Macy’s training and development programs have earned national recognition. The compensation programs are designed to attract and retain high caliber executives who are key to the continued success of the business, who can provide consistent leadership and whose talents support strong succession planning.

•	Providing a Strong Link to our Stockholders’ Interests.

The combination of the core principles above appropriately ties Macy’s compensation to performance and thereby aligns the interests of key executives with the interests of the stockholders.

EXECUTIVE COMPENSATION PROGRAM DESIGN

Role of the CMD Committee

The CMD Committee administers the compensation program for the senior management group. This group includes the Named Executives and other corporate officers and division principals. The CMD Committee also oversees the company’s benefit plans and policies, including its incentive and equity plans, and also ensures that appropriate succession plans are in place for the chief executive officer and other key executive positions. For a more complete description of the responsibilities of the CMD Committee, see “Further Information Concerning the Board of Directors — Committees of the Board” and the charter for the CMD Committee posted on Macy’s website at www.macysinc.com/ir/corpgov.

Role of the Compensation Consultant

The CMD Committee engages the services of Mercer as an outside compensation consultant to help the CMD Committee assess the competitiveness and overall appropriateness of Macy’s executive compensation program. In 2007, Mercer supported the CMD Committee’s annual evaluation of Mr. Lundgren’s compensation and its discussions regarding the terms of Mr. Lundgren’s new employment agreement. Mercer reviewed Mr. Lundgren’s compensation against the peer groups of companies described below. This analysis also considered Macy’s performance relative to the performance of retail peer companies during his tenure as chief executive officer, as well as historical compensation and market trends. Mercer also reviews the compensation of the other Named Executives and advises the CMD Committee on market trends.

The compensation consultant works at the direction of the CMD Committee and maintains regular contact with the CMD Committee. Periodically the CMD Committee meets with the compensation consultant without the presence of management, as well as in executive session. Mercer also advises the NCG Committee on the company’s Non-Employee Director compensation program from time to time. The CMD Committee does not believe that this service to the NCG Committee compromises Mercer’s ability to provide the CMD Committee with an independent perspective on Macy’s executive compensation program.

Role of Management

To help it perform its responsibilities, the CMD Committee makes use of company resources, including the Vice Chair who oversees the human resources function and senior executives in Macy’s human resources, legal and finance departments. These individuals provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for the senior management group, including the Named Executives. These proposals may be made at the initiative of the executives or upon the request of the CMD Committee. These executives may attend and contribute to CMD Committee meetings from time to time as requested by the CMD Committee or its chairman.

Mr. Lundgren participates actively in the executive compensation program process. At the beginning of a fiscal year, Mr. Lundgren meets with each of his direct reports, including the other Named Executives, to set their individual performance objectives for the year. These objectives consist of matters such as meeting key financial and other business goals and effectively managing their business practice or corporate function. At the end of the fiscal year, Mr. Lundgren reviews the performance of each of his direct reports against company and individual performance objectives and the individual’s contribution to Macy’s financial performance. Mr. Lundgren takes an active part in CMD Committee discussions of compensation involving his direct reports, including the other Named Executives. He provides recommendations and input on such matters as individual performance, tenure and the size, scope and complexity of their positions and recommendations on changes to the compensation for the other Named Executives. Human resources executives, with Mercer’s assistance, provide the CMD Committee with data and analyses and annually prepare information to help the CMD Committee in its consideration of such recommendations. Mr. Lundgren does not participate in the portions of CMD Committee meetings during which the CMD Committee discusses changes to his compensation.

Compensation Review

With respect to the Named Executives, the CMD Committee annually reviews base pay, annual bonus payments and equity awards at its March committee meeting, at which time all financial results for the prior fiscal year for the company are available and individual and company performance against financial targets can be measured. As explained below, total compensation for this group generally is targeted to fall between the 50th and 75th percentiles of market practice.

The CMD Committee periodically reviews the ongoing competitiveness of Macy’s compensation program to test how well actual compensation levels reflect the targeted market position and promote Macy’s compensation philosophy. As a general rule, the CMD Committee reviews a comprehensive comparative analysis prepared by Mercer with respect to Mr. Lundgren every year and with respect to the other Named Executives approximately every three years. In addition, in evaluating the compensation of the Named Executives, the CMD Committee also takes into account the executive’s time in position, pay history and the value contributed by that position and the executive and reviews the compensation of other senior Macy’s executives to ensure that the compensation is internally consistent and equitable at all management levels.

For Mr. Lundgren and the company’s Vice Chairs, the CMD Committee compares executive compensation levels with proxy data reported by a group of major retailers and vendors with revenues and market values comparable to Macy’s and which compete with Macy’s for executive talent. This group includes multi-line retailers, specialty apparel retailers, and apparel, accessories and luxury goods wholesalers. As a secondary test against the market, the CMD Committee compares Mr. Lundgren’s compensation to the proxy data for chief executive officers reported by a peer group of consumer products companies that manage national brands and have revenues ranging from $10 to $60 billion. The data includes base salary, short-term and long-term incentives and actual and target total compensation levels for the relevant positions. These resources provide a realistic picture of the current compensation trends and levels of positions to which a Macy’s executive could be attracted and from which outside talent, if needed, would be recruited. The component companies of both peer groups are listed below.

Retailer and Vendor Peer Group
Abercrombie & Fitch	Kohl’s	SuperValu
Ann Taylor Stores	Kroger	Talbot’s
Best Buy	Limited Brands	Target
Dillards	Liz Claiborne	TJX Companies
Gap	Nordstrom	VF Corp
J.C. Penney	Polo Ralph Lauren	Wal-Mart
Jones Apparel Group	Sears Holdings

Consumer Products Peer Group
3M	General Mills	PepsiCo
Anheuser Busch	Johnson & Johnson	Procter & Gamble
Colgate Palmolive	Kimberly Clark	Sara Lee
Coca-Cola	Kraft

Four companies that appeared in the retailer and vendor peer group in fiscal 2006 (Neiman Marcus, Gucci, LVMH and Burberry) were not included in fiscal 2007 analyses because proxy compensation data was no longer available for them.

For Mrs. Hoguet, the CMD Committee reviews analyses and summaries of chief financial officer compensation data prepared by Mercer based on compensation information reported in retail and general industry surveys published by various survey providers, including Hay, Hewitt, Mercer and Towers Perrin. These surveys contain compensation data for chief financial officers for dozens, and in some cases hundreds, of companies.

The results of the compensation reviews conducted in fiscal 2007 for Mr. Lundgren and in fiscal 2006 for the other Named Executives indicated that the compensation levels of the Named Executives were within the targeted pay positions. Mr. Lundgren’s compensation was between the 50th and 75th percentiles of the peer group of retailers and vendors, but below the median of the consumer products peer group. The compensation of the other Named Executives was between the 50th and 75th percentile of the retail and vendor proxy data for the Vice Chairs and the retail and general industry survey data for Mrs. Hoguet.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

Macy’s executive compensation program offers a balanced approach to compensation and includes the primary components outlined in the table below. This program is based on the fundamental premise of pay-for-performance, but each element has its own purpose. Many of the plans or programs in which the Named Executives participate are open to a broader leadership group or to the full employee population. Individual compensation packages and the mix of base salary, annual cash bonus opportunity and long-term stock incentives for each Named Executive vary depending upon the executive’s level of responsibilities, potential, performance and tenure with the company. The portion of total compensation that is at risk (i.e., that varies based on performance) generally increases as an executive’s level of responsibility increases.

Overview of Key Compensation Elements for the Named Executives

Element	Purpose	Description	Eligibility

Base Salary	Market-driven base-line compensation; not contingent upon achievement (other components compensate for achievement); amount recognizes differences in positions and/or responsibilities as well as experience and individual performance over the long term.	Fixed portion of pay	All employees.

Performance-Based Bonus	Aligns compensation with business strategy and operating performance by awarding achievement of annual financial targets and, in some cases, individual performance.	Annual cash award	Broad leadership level group, including the Named Executives.

Long-Term Incentives	Opportunities for ownership and financial reward in support of the company’s longer-term financial goal of stock price growth; also supports retention and, consequently, succession planning.	Stock options Restricted stock Stock credits	Broad leadership level group, including the Named Executives. Senior management group, including the Named Executives. Senior management group, including the Named Executives.

Broad-Based Benefits	Comprehensive health and financial protection programs to support the well being of employees and their families. Merchandise discount that creates brand loyalty.	Medical and dental plans and various insurance plans, including disability and life insurance; paid holidays and time off; merchandise discount.	All full-time employees.

Element	Purpose	Description	Eligibility

Management-Level Benefits	Limited financial and perquisite benefits to recognize leadership level.	Deferred compensation plan; additional executive merchandise discount.	Select leadership level group, including the Named Executives.
		Financial planning; automobile program; and business luncheon club membership.	Senior management group, including the Named Executives.
		Use of corporate airplane.	CEO; one other executive on a limited basis.

Retirement Benefits	Contribution to retirement savings; reward for sustained and significant service to the company	Cash account pension plan and 401(k) profit sharing plan. Supplementary retirement plan.	All full-time employees. Select leadership level group, including the Named Executives.

Compensation Mix

Because of the ability of executive officers to directly influence Macy’s overall performance, and consistent with its philosophy of linking pay to performance, the CMD Committee allocates a significant portion of the Named Executive’s compensation to performance-based, short- and long-term incentive programs to assure that the company meets its objective of providing executive pay packages with the appropriate short- and long-term incentives. Total compensation and the amount of each element are driven by the design of the company’s compensation plans, the executive’s years of experience, the scope of his or her duties and internal comparability. The CMD Committee applies the same policies and methodologies in setting the principal components of compensation for Mr. Lundgren as it applies for the other Named Executives. However, Mr. Lundgren’s compensation targets are higher than those for the other Named Executives, which is in line with market data for the chief executive officer position and his responsibilities as chief executive officer.

The CMD Committee has established guidelines for annual performance-based bonuses and for long-term incentive awards. The chart below shows the mix of compensation that would be payable to the Named Executives on average over time at these award guideline levels, factoring in current salary rates as well as the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” and “All Other Compensation” amounts from the 2007 Summary Compensation Table. The values broadly reflect how the CMD Committee structures Macy’s compensation program over time to support the company’s pay-for-performance compensation philosophy.

Based on the combination of the annual performance-based bonus and long-term award guidelines, almost 75% of Mr. Lundgren’s total compensation is tied to financial performance and/or stock price performance. For the other Named Executives, on average, more than 50% of total compensation is tied to financial performance and/or stock price performance. These ratios are consistent with Macy’s compensation philosophy of focusing on results and strategic initiatives and fostering a pay-for-performance culture.

As the chart below shows, the value of the long-term award guideline for Mr. Lundgren is almost three times the value of the annual performance-based bonus at “target.” For the other Named Executives, the value of the long-term award guidelines is almost two times the value of the annual performance-based bonus at “target.” The CMD Committee believes that these ratios encourage the Named Executives to focus on Macy’s long-term performance.

	Not Tied to Financial Performance and/or				Tied to Financial Performance and/or
	Stock Price Performance				Stock Price Performance
		Changes in				Long-Term and
		Pension and	All Other		Annual Bonus at	Equity
	Salary	Deferred	Compensation	Subtotal	Target	Compensation	Subtotal	Total

T. Lundgren	13%	11%	2%	26%	20%	54%	74%	100%
Average of the other Named Executives	26%	14%	2%	42%	20%	38%	58%	100%

For fiscal 2007, the compensation guidelines shown above were supplemented by the special retention stock option and restricted stock grants made on March 1, 2007 to Mr. Lundgren in connection with his new employment agreement that are described in greater detail in the section entitled “Special 2007 Retention Grants.”

Base Salary

Base salaries are designed to provide a level of cash compensation that is externally competitive in order to attract and retain executive talent and to compensate an individual for his or her level of responsibility and performance. The CMD Committee decisions regarding an individual’s base salary take into account external factors, such as inflation, and internal factors, including:

•	division and/or company performance;

•	the individual’s current salary and, if applicable, the pay range for the position;

•	the individual’s current and historical performance and contribution to Macy’s performance;

•	the individual’s future potential with Macy’s;

•	the individual’s role and unique skills; and

•	consideration of external market data for similar positions, adjusted for Macy’s size, the scope of responsibilities and the uniqueness of the role.

Macy’s utilizes base pay ranges for the chief financial officer and executive levels below that position, based upon position and responsibilities and market and competitive data, as described above. The CMD Committee periodically reviews base pay ranges, most recently in fiscal 2006. The CMD Committee adopted new base pay ranges for fiscal 2007 to reflect the integration of 400 stores acquired in the May acquisition. Base salaries of the other Named Executives are managed individually without using a base pay range.

Following the close of the fiscal year, the CMD Committee, with input from the full Board, conducts an annual performance review for Mr. Lundgren. Mr. Lundgren conducts an annual performance review for the other Named Executives. The CMD Committee bases its decisions about whether to increase base salaries and, if so, by how much, on a number of factors, including those listed above and, for Mrs. Hoguet, the position of her salary within the base salary range established for the chief financial officer position. The CMD Committee reviews preliminary recommendations for annual increases at its February meeting and final recommendations at its March meeting. Annual increases in base salary normally take effect on April 1st of each year. In connection with the March 1 renewal of his employment agreement, Mr. Lundgren’s annual base salary increase became effective on March 1, 2007.

Fiscal 2007 Action:  Following the conclusion of fiscal 2006, management, with input from Mercer and Mr. Lundgren, prepared for the CMD Committee a summary of the current total compensation package for each Named Executive and a proposed total compensation package for fiscal 2007 for each that reflected recommended increases in base salaries. In conjunction with its consideration of these recommendations, the CMD Committee considered the contributions of each Named Executive to the advancement of the integration process related to the May merger, the increased size of the company following the May merger, the salaries of the Vice Chairs relative to that of Mr. Lundgren and to each other, and considered the other factors listed above with respect to each Named Executive. The CMD Committee also considered the results of its annual performance review of Mr. Lundgren and of Mr. Lundgren’s annual review of the individual performance of the other Named Executives.

Following its review, the CMD Committee approved the following base salary rate increases, effective March 1, 2007 for Mr. Lundgren and April 1, 2007 for the other Named Executives:

	2007 Annual Increase in
	Base Salary Rate
	$	% of Base Salary

T. Lundgren	100,000	7.1%
K. Hoguet	50,000	6.7%
T. Cole	75,000	8.3%
J. Grove	75,000	8.3%
S. Kronick	50,000	4.8%

Annual Performance-Based Bonus

The Named Executives participate in the 1992 Bonus Plan. The 1992 Bonus Plan is a “non-equity incentive plan” under current SEC rules. It is designed to align a significant portion of the pay of Macy’s senior executives with Macy’s annual performance. The 1992 Bonus Plan provides an opportunity for senior executives, including the Named Executives, to earn a targeted percentage of base salary based on Macy’s performance results against performance measures set by the CMD Committee at the beginning of the fiscal year. No bonus will be paid if Macy’s does not achieve a net profit for the year, excluding restructuring charges and extraordinary items. The CMD Committee may exercise discretion to reduce, but not to increase, the amount of a bonus awarded under the 1992 Bonus Plan. In fiscal 2007, the CMD Committee did not exercise this discretion.

Each year the Board and management create a challenging financial and operating business plan for the company. The CMD Committee sets the performance measures each year for the 1992 Bonus Plan based on the company’s business plan. The CMD Committee may select one or more of the following performance measures under the 1992 Bonus Plan:

Total sales	EBIT	Cash flow	Net cash provided by operations
Comparable store sales	EBITDA	Return on investment	Total shareowner return
Gross margin	Net income	Stock price appreciation	Customer satisfaction
Operating or other expenses	Earnings per share	Operating income

For fiscal 2007, the CMD Committee selected EBIT (earnings before interest and taxes), sales and cash flow as the performance measures to determine bonuses under the 1992 Bonus Plan. The CMD Committee believes that rewarding the executives for strong performance measured by the combination of these three measures will support the business plan and give executives a strong incentive to focus on the business in a balanced way. The CMD Committee gave the greatest weight and bonus potential to the EBIT measure, which focuses the executives on maximizing operating income. The CMD Committee believes that increasing operating income is a significant way for executives to create value for the company’s stockholders. The CMD Committee gave lesser, yet significant weight and bonus potential to the sales and cash flow measures. The CMD Committee believes that emphasizing sales and cash flow provide balance. Top-line sales are a measure of growth and provide opportunities for the achievement of various other financial measures, including EBIT and cash flow. Cash flow is indicative of the manner in which the company’s operating activities, together with its investing activities, actually generate cash. How a company increases its cash flow and then chooses to invest the cash are among the most important decisions management makes.

The CMD Committee sets the specific performance targets under the 1992 Bonus Plan so that the executives will receive the “target” level of bonus if the company achieves “plan” under each of the EBIT, sales and cash flow measures. The sales target under the 1992 Bonus Plan excludes external sales adjustments, including delivery revenue and leased department income. Macy’s does not disclose its business plan or the components thereof because they constitute confidential business information that could impair Macy’s ability to compete effectively in the retail market place. However, by setting the “target” level of bonus based on achieving the “plan” level of performance, the CMD Committee believes the performance targets are challenging based on historical company performance and industry and market conditions. The “maximum” award target levels for the performance measures reflect very ambitious goals that are attainable only when business results are exceptional and well above Macy’s business plan. Over the last six years, the company has achieved performance below the “threshold” level of performance twice, between “threshold” and “target” once, and in excess of “target” three times. The company did not achieve performance that met or exceeded the “maximum” level of performance during that period. The Named Executives would be entitled to the following percentages of base pay for achieving the following “threshold,” “target” and “maximum” levels of performance.

		Annual Bonus as a % of Base Pay
Position	Component	Threshold	Target	Maximum

Chief Executive Officer	EBIT $	18%	90%	No maximum
	Sales $	10%	30%	60%
	Cash Flow $	12%	30%	60%

	Total	40%	150%	No maximum

Other Named Executives	EBIT $	9%	45%	No maximum
	Sales $	5%	15%	30%
	Cash Flow $	6%	15%	30%

	Total	20%	75%	No maximum

The CMD Committee sets the levels of annual bonus payable at the “threshold”, “target” and “maximum” levels of performance for Mr. Lundgren and the other Named Executives based on the factors described above. See “Executive Compensation Program Design — Compensation Review” and “Executive Compensation Program Elements — Compensation Mix.”

Annual incentive bonuses are submitted to the CMD Committee for approval at its March meeting. Annual incentive bonuses are determined as a percentage of the executive’s base salary as of the last day of the fiscal year. Bonus percentages are interpolated for performance results falling between “threshold” and “target” and between “target” and “maximum” for the applicable performance component, as measured against the company’s business plan for those components. If a performance component has no maximum level of performance and performance exceeds the target level of performance, the annual bonus will be calculated at a rate established by the CMD Committee for above-target performance. For purposes of determining performance results, the calculations of EBIT, sales and cash flow performance are adjusted to exclude the following:

•	extraordinary items (as determined under generally accepted accounting principles, referred to as GAAP);

•	changes in accounting principles (as determined under GAAP); and

•	income, gains, expenses, losses, cash inflows and cash outflows:

•	resulting from unusual or nonrecurring items (as reported in the Company’s quarterly earnings releases and filings with the SEC and reviewed by KPMG LLP);

•	from discontinued operations (as determined under GAAP);

•	attributable to any division, business segment, material business operation, subsidiary, affiliate or material group of stores that are acquired during the year;

•	from the sale or disposition of any division, business segment, material business operation, subsidiary, affiliate or material group of stores; and

•	resulting from material restructuring charges (as reported in the Company’s quarterly earnings releases and filings with the SEC and reviewed by KPMG LLP).

Fiscal 2007 Action:  Prior to fiscal 2007, participants in the 1992 Bonus Plan received no bonus for the “sales” performance measure when actual sales fell below the “target” level of performance. At the end of fiscal 2006, the CMD Committee asked management to explore two changes to the 1992 Bonus Plan: (i) adding a “threshold” bonus opportunity to the “sales” component and (ii) placing a maximum on the amount of the bonus that can be earned for the “EBIT” component. After reviewing with Mercer the advantages and disadvantages of making these changes, management proposed that executives receive a “threshold” bonus for the “sales” component equal to one-third of the “target” opportunity for that component. Management believed that this would allow for more aggressive sales planning on the part of the executives without putting the entire “sales” component at risk. Management determined that placing a maximum on the “EBIT” component might discourage stretch performance for such a key performance measure and decided not to recommend that change. Consequently, for the 2007 fiscal year, in order to encourage more aggressive sales plan strategies, the CMD Committee approved a change in the “threshold” level of performance for the “sales” performance measure, at 10% for Mr. Lundgren and 5% for the other Named Executives.

The CMD Committee reviewed performance data at the end of fiscal 2007 with management at its March 2008 meeting and determined that Macy’s performance fell below the “threshold” level for each performance measure. Consequently, none of the Named Executives received an annual bonus for fiscal 2007:

		Bonus Payout for fiscal 2007 as a% of Base Salary
Bonus Component	2007 Performance	T. Lundgren	Other Named Executives

EBIT $	Below Threshold	0%	0%
Sales $	Below Threshold	0%	0%
Cash Flow $	Below Threshold	0%	0%

Total		0%	0%

The maximum permitted annual bonus payment for any year under the 1992 Bonus Plan is $7.0 million. The “Non-Equity Incentive Plan Compensation” column of the 2007 Summary Compensation Table reflects that the Named Executives received no annual bonuses for fiscal 2007.

Long-Term Performance-Based and Other Equity Incentives

Each year the CMD Committee reviews the use of long-term incentives under three long-term plans:

•	the 1995 Equity Incentive Plan, referred to as the 1995 Equity Plan;

•	the 1994 Stock Incentive Plan, referred to as the 1994 Stock Plan; and

•	stock credit plans adopted from time to time, referred to as the stock credit plans.

Macy’s stockholders have approved the 1995 Equity Plan and the 1994 Stock Plan. Approximately 1,860 executives are eligible for equity grants, including stock options and restricted stock, under these plans. Participation in the equity plans is based on an executive’s position and that position’s ability to make a significant contribution to the company’s financial results, an executive’s level of responsibility and leadership potential, individual performance and competitive practices. The CMD Committee consults with management in considering and determining eligibility for equity awards, the number of shares of common stock underlying each award and the terms and conditions of each award.

Stock Options.  The 1995 Equity Plan and the 1994 Stock Plan reflect Macy’s commitment to effective management of equity-based compensation. Stock option grants are discretionary. The CMD Committee determines grant types and grant levels based on market data (as described above), emerging trends and other financial considerations, including the impact on stockholder dilution. Macy’s does not grant discounted stock options. The plans do not provide for the granting of “reload” options and prohibit the repricing of previously granted options.

Macy’s uses stock options as a long-term incentive vehicle because:

•	Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

•	Stock options are performance based. All the value received by the recipient from a stock option is based on the growth of the stock price above the option price.

•	Stock options offer a balance to the overall compensation program, each element of which serves a specific purpose.

•	Stock options have retentive value and provide a long-term focus.

The CMD Committee’s use of stock options has evolved in recent years:

•	For years prior to fiscal 2004, the CMD Committee relied almost exclusively on stock options, and determined grants based on guidelines that specified numbers of option shares for each position.

•	In fiscal 2004, the CMD Committee determined to shift from such a heavy reliance on stock options, and took other actions to reduce the impact of stock options on stockholder dilution.

•	For fiscal years 2004 and 2005, the CMD Committee reduced option grant levels for the Named Executives by 50%. The CMD Committee replaced one-half of the stock option grant levels with stock credits under the 2004-2005 stock credit plan described below in the “Stock Credits” section, replacing three stock options with one stock credit.

•	For fiscal years 2006 and 2007, the CMD Committee re-evaluated how it should determine the numbers of options and stock credits to grant to the Named Executives, concluding that Macy’s should:

•	determine levels of options and stock credits based on grant date dollar values rather than on numbers of shares; and

•	emphasize stock credits more by shifting the ratio of stock credits to stock options from 50% / 50% to 60% / 40%.

Timing.  The CMD Committee approves annual stock option grants at its March meeting. The March meeting occurs after financial results for the company are available — at least three weeks after Macy’s releases its year-end earnings. In fiscal 2007, the date of the CMD Committee meeting was March 23. Under the terms of the equity plans, the exercise price for these stock options was set at the closing price of Macy’s common stock on the NYSE on the trading day prior to the grant date. The options vest 25% per year over four years beginning with the first anniversary of the grant date. In addition to the annual option grants, the CMD Committee may approve options grants on a limited basis on other dates in special circumstances, such as to newly hired executives, or to executives promoted into option eligible positions or to retain executives important to the success of the company.

Fiscal 2007 Action:  The CMD Committee based the number of stock options granted in fiscal 2007 to each Named Executive on a specific dollar value that was determined by the CMD Committee in fiscal 2006.

In fiscal 2006, the CMD Committee approved a two-year, long-term incentive program for the senior officers, including the Named Executives, consisting of stock options and stock credits. To arrive at the number of stock options and stock credits to award in fiscal 2006 and fiscal 2007 under this program, the CMD Committee determined the grant date dollar value of the options granted to each Named Executive in fiscal 2004 using the Black-Scholes option valuation method and the grant date value of stock credits granted to each Named Executive in fiscal 2004. The CMD Committee then calculated the number of option shares and stock credits needed to provide the Named Executive with the same dollar value for the two year fiscal 2006-2007 period, with 60% of the dollar value to be awarded as “core” stock credits and 40% of the dollar value to be awarded as stock options. In fiscal 2006, the CMD Committee awarded all of the stock credits under the 2006-2007 stock credit plan (described below) and the first installment of stock options under the 1995 Equity Plan. In fiscal 2007, the CMD Committee awarded the second installment of stock options under the 1995 Equity Plan.

The options comprising this second installment expire on March 23, 2017, vest 25% on each of the first four anniversaries of March 23, 2007, and are priced at $46.15, which was the closing price of Macy’s common stock on the NYSE on March 22, 2007.

Although the CMD Committee intended to recommend that the Board approve the second installment of stock options for Mr. Lundgren at the March 23rd meeting, the formal resolutions prepared by management to approve the second installment of options for the senior officers inadvertently omitted the intended approval of Mr. Lundgren’s grant and, accordingly, his second installment was not implemented at that time. On October 26, 2007, the Board determined that the omission of the intended approval of Mr. Lundgren’s grant should be corrected. Accordingly, on October 26, 2007, the Board, on the recommendation of the CMD Committee, approved a grant to Mr. Lundgren of the second installment of stock options with substantially the same economic terms as the options granted to the other Named Executives on March 23, 2007. The exercise price for options is generally set at the closing price per share of Macy’s common stock for the trading day immediately preceding the date on which the stock option grant is effective. The closing price of Macy’s common stock on October 25, 2007 was $32.46 per share. However, the 1995 Equity Plan authorizes the Board to set an exercise price that is higher than that closing price. For Mr. Lundgren’s grant, the Board set the exercise price at $46.15 per share, which was the closing price per share of Macy’s common stock on March 22, 2007 and is the exercise price that applies to the options granted on March 23, 2007 to the other Named Executives. This exercise price is $13.69 higher than the closing price of Macy’s common stock on October 25, 2007. Mr. Lundgren’s stock options will vest in 25% increments on each of the first four anniversaries of March 23, 2007, which is the vesting schedule that applies to the options granted on March 23, 2007 to the other Named Executives. His stock options expire on March 23, 2017, which is the expiration date that applies to the options granted on March 23, 2007 to the other Named Executives.

The 2007 stock option grants to the Named Executives are reflected in the 2007 Grants of Plan-Based Awards table under “Compensation of the Named Executives for 2007.”

For information concerning a special retention stock option grant made to Mr. Lundgren in fiscal 2007, see “Special 2007 Retention Grants” below.

Stock Credits.  In March 2004, Macy’s implemented a two-year stock credit plan covering, among other senior executives, the Named Executives. The plan was designed to accomplish several important objectives established by the CMD Committee with management’s and Mercer’s assistance, including:

•	provide an incentive to drive improvement of the Four Priorities (as discussed below);

•	shift a portion of long-term compensation out of stock options and into stock credits to reduce dilution and share usage;

•	offer a form of compensation that remains connected to stock price performance; and

•	retain key executives.

After Mr. Lundgren’s appointment as chief executive officer in 2003, he outlined four key strategic initiatives to reinvent the company and drive profitable top-line growth for 2004 and 2005, referred to as the Four Priorities:

•	Merchandise Assortments — differentiated and better edited assortments;

•	Price Simplification — simplify pricing and highlight value;

•	Improving the Shopping Experience — make it easy, efficient and comfortable; and

•	Marketing — create a brand strategy and drive sales through effective marketing.

To achieve those objectives, management executives would have to change the way they managed their businesses, often with steps that could have had a short-term negative impact on division and corporate performance and, consequently, on annual incentive compensation. The CMD Committee determined that the 2004-2005 stock credit plan would be an effective tool to retain executives and keep them focused on the significant long-term changes needed to achieve the Four Priorities.

At the end of fiscal 2005, the CMD Committee concluded that 95% of performance-based stock credits granted under the 2004-2005 stock credit plan were earned. The remaining 5% of those stock credits were forfeited. The value of one-half of the performance-based stock credit balance was paid in cash on February 4, 2008, at the rate of $24.01 per share, which was the average closing price of Macy’s common stock for the twenty-day period preceding the February 4, 2008 payment date. The value of the other half will be paid in Spring 2009. Two-thirds of the stock credits granted in 2004 were time-based. The value of one-half of the time-based stock credit balance was paid in cash on February 4, 2008, at the rate of $24.01 per share, and the value of the other half will be paid in Spring 2009.

During 2005, the CMD Committee reviewed the elements of the total compensation program for the Named Executives and determined that stock credits continue to provide the link it seeks to align management’s compensation to Macy’s performance and stockholder interests and to drive implementation of updated Four Priorities, including the introduction and implementation of Four Priorities at the 400 plus stores acquired in the May transaction.

On March 24, 2006, the CMD Committee authorized a new stock credit plan for the 2006-2007 performance period and granted core stock credits and merger stock credits to the Named Executives on that date. The grant value of the core stock credits was based on 60% of the grant date dollar value of the combined 2004 stock option and stock credit grants to these executives, as described above. Fifty percent of the core stock credits granted to the Named Executives are time-based and 50% are performance-based, with performance measures tied to Four Priorities updated for the fiscal 2006-2007 performance period. The value of the merger stock credits was approximately 33.3% of the value of the core stock credit grants. The merger stock credits are 100% performance-based, with performance measures tied to company-wide objectives related to achieving certain financial merger synergies during fiscal 2006 and 2007. The Named Executives each received the following number of stock credits:

	Core Stock Credits		Merger Stock Credits
	Performance-Based	Time-Based	Performance-Based

T. Lundgren	99,780	99,778	66,520
Other Named Executives	21,926	21,924	14,616

Fiscal 2007 Action:  After the conclusion of fiscal 2007, Mr. Lundgren updated the CMD Committee on the progress the company had made during fiscal 2006 and fiscal 2007 with respect to the updated Four Priorities and with respect to the merger synergies objectives for the performance-based stock credits granted in fiscal 2006. He reported that, with respect to the core stock credits, significant progress had been made on strategic objectives in each of the Merchandise Assortment, Price Simplification, Shopping Experience and Marketing categories that comprise the Four Priorities. He also reported that, with respect to the merger stock credits, the company had exceeded the expected $450 million in synergies resulting from the May merger.

Based on this information, the CMD Committee evaluated the company’s performance against the performance criteria applicable to the stock credits and determined that, for all participants in the 2006-2007 stock credit plan, including the Named Executives:

•	95% of the performance-based core stock credits were earned;

•	5% of the performance-based core stock credits were forfeited; and

•	100% of the merger stock credits were earned.

For the Named Executives, the CMD Committee determination resulted in the following stock credits being earned:

	Performance-Based Core		Performance-Based Merger
	Stock Credits		Stock Credits
	Granted	Earned	Granted	Earned

T. Lundgren	99,780	94,791	66,520	66,520
Other Named Executives	21,926	20,829	14,616	14,616

The performance-based stock credits earned by the Named Executives as of the end of the 2006-2007 performance period and the time-based stock credits held by them are subject to two-year and three-year holding periods. The value of one-half of the stock credits will be paid in cash in Spring 2010 and the value of the other half will be paid in Spring 2011.

Fiscal 2008 Action:  Following the conclusion of fiscal 2007, the CMD Committee, with the assistance of Mercer and management, reviewed the elements of the total compensation program for the Named Executives. It reviewed recent Macy’s compensation practices, incentive plan practices among the retailer and vendor peer group listed in the compensation review discussion and general industry trends. The CMD Committee approved a new two-year, long-term incentive program for the senior officers, including the Named Executives, consisting of stock options and stock credits. Similar to the fiscal 2006-2007 long-term incentive program, the ratio of stock credits to stock options under the new fiscal 2008-2009 program will be approximately 60% stock credits to 40% stock options. The stock credits awarded to the Named Executives under the 2008-2009 stock credit plan will be awarded in fiscal 2008. They will be 100% performance based and will include core stock credits and My Macy’s/Consolidation stock credits.

At the conclusion of fiscal 2009, the Committee will:

•	with respect to the core stock credits, evaluate Macy’s performance in fiscal years 2008 and 2009 against established objectives based on updated Four Priorities (Merchandise Assortments, Price Simplification, The Shopping Experience and Marketing); and

•	with respect to the My Macy’s/Consolidation stock credits, evaluate Macy’s performance in fiscal 2008 and fiscal 2009 against objectives established by the CMD Committee at the beginning of each fiscal year based on sales objectives associated with the company’s My Macy’s initiative and financial objectives associated with savings anticipated from the consolidations of three operating divisions.

Based upon that evaluation of Macy’s performance, the Committee will determine the percentage (from 0% up to 100%) of each type of stock credits that are earned by the participants. Stock credits that are not earned will be forfeited. The value of one-half of the earned stock credits held by participants will be paid in cash in Spring 2012 and the value of the other half of such stock credits will be paid in cash in Spring 2013, the value being determined in each case on the basis of the then-current 20-day average closing price of Macy’s common stock. In general, each stock credit is intended to represent the right to receive the value associated with one share of Macy’s common stock, including dividends paid on shares of Macy’s common stock during the period from the end of fiscal 2009 until such stock credit is settled in cash.

Stock		Performance
Credit	Earning Criteria	Period	Payout of Earned Benefit

Performanced-Based Core	100% based on performance against the Four Priorities	2008-2009	50% in 2012	50% in 2013
My Macy’s/ Consolidation	50% based on sales performance objectives relating to My Macy’s initiative	2008; 2009	50% in 2012	50% in 2013
	50% based on financial measures related to consolidation objectives	2008; 2009	50% in 2012	50% in 2013

The Named Executives received the following number of stock credits on March 21, 2008 pursuant to the 2008-2009 stock credit plan:

	Performance-Based	My Macy’s/Consolidation
	Core Stock Credits	Stock Credits

T. Lundgren	291,187	97,062
Other Named Executives	63,983	21,327

Restricted Stock.  The CMD Committee does not have a regular program of granting restricted stock under the 1995 Equity Plan or the 1994 Stock Plan. It may grant restricted stock from time to time for retention and performance reasons. Restricted stock grants under the two plans can be either time-based or performance-based. For more information about restricted stock, see the restricted stock discussion following the “2007 Grants of Plan Based Awards” table. Restricted stock grants typically are approved by the CMD Committee at its March meeting and are granted as of that day. In addition, the CMD Committee may approve special restricted stock grants on other dates in special circumstances, such as to retain executives important to the success of the company.

Restricted stock can complement stock options. Stock options work well (that is, they provide incentives) when the fair market value of the stock is above or slightly below the exercise price of the options. However, stock options do not work as well (that is, they provide little or no incentive) if the fair market value of the stock underlying the options falls significantly below the exercise price of the options. On the other hand, restricted stock can continue to work well even if the fair market value of the stock falls significantly below the value on the grant date.

Fiscal 2007 Action:  Since the CMD Committee does not make “annual grants” of restricted stock, there were no “annual grants” in fiscal 2007. However, for information concerning a special retention restricted stock grant to Mr. Lundgren, see “Special 2007 Retention Grants” below.

Special 2007 Retention Grants

Over the course of several meetings at the end of fiscal 2006 and the beginning of fiscal 2007 the CMD Committee explored granting additional equity to Mr. Lundgren as a retention device and to provide him additional incentive to continue to develop “Macy’s” as a nationwide brand following the merger with May. Since Mr. Lundgren’s employment agreement was set to expire in February 2007, the CMD Committee determined that any additional grants could be coordinated with the offer of a new employment agreement. To assist the CMD Committee in setting the size and components of the retention grants, Mercer prepared materials for the meetings that included the following information:

•	illustration of baseline compensation under the current compensation program for Mr. Lundgren before the impact of any additional equity grants;

•	examples of special equity awards to chief executive officers at other companies in Mercer’s 350 company database;

•	alternatives for additional equity grants, including options only, combinations of options and time-vested restricted stock, and combinations of options and performance-based restricted stock; and

•	a comparison of the alternatives described above to retention awards made in June 2006 to the other Named Executives.

In addition, the CMD Committee reviewed tally sheets prepared by management that showed Mr. Lundgren’s historical compensation, the value of unvested equity and potential payments to Mr. Lundgren under various employment termination scenarios. After reviewing this material and comparing Macy’s total stockholder return performance since Mr. Lundgren became the chief executive officer in 2003 against the performance of the retail peer group used for compensation reviews and the S&P 500 Index, the CMD Committee determined that a grant of 500,000 stock options and 75,000 shares of time-based restricted stock, having an aggregate value of approximately 7.0 times Mr. Lundgren’s base salary, would provide the retention value and additional incentive that it sought and that such grants would be within the range of market practice for retention grants at the chief executive officer level.

Consequently, on March 1, 2007, the CMD Committee approved special grants to Mr. Lundgren under the 1995 Equity Plan of 500,000 stock options and 75,000 shares of restricted stock. The CMD Committee set the grant date to be after the company had issued press releases reporting its year-end earnings and January sales. The stock options have a term of ten years and an exercise price of $44.67. Both the shares of restricted stock and the stock options vest 100% on February 28, 2011.

Benefits

Macy’s provides benefits based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. Macy’s primary benefits for executives include participation in the company’s broad-based plans: the cash account pension plan; the 401(k) profit sharing plan; the company’s health and dental plans and various other insurance plans, including disability and life insurance; and Macy’s matching gift program.

Macy’s also provides the following benefits to the Named Executives:

•	Supplementary Retirement Plan — Macy’s provides a supplementary retirement plan to eligible executives described under “Compensation of the Named Executives for 2007 — Post Retirement Compensation.” The Supplementary Retirement Plan supplements the pension benefits provided under the cash account pension plan, and takes into account compensation that the tax rules do not permit the cash account pension plan to take into account. In addition, it supports Macy’s pay-for-performance culture by rewarding better performance with increased retirement benefits payable to eligible executives whose bonus compensation would otherwise not be taken into account under the broad-based cash account pension plan. The Named Executives are taxed on supplementary retirement benefits when those benefits are paid.

•	Deferred Compensation Plan — Macy’s provides executives the opportunity to defer receiving income until after they terminate their employment. This benefit offers tax advantages to eligible executives, permitting them to defer payment of their compensation and defer taxation on that compensation until after termination. The deferred compensation plan is described under the heading “Compensation of the Named Executives for 2007 — Post Retirement Compensation — Non-qualified Deferred Compensation Plans.”

•	Financial Counseling — Macy’s pays for financial counseling services, the cost of which depends upon the compensation level of the executive. The Named Executives receive imputed income for fees paid for the services. This benefit provides the Named Executives with access to an independent financial advisor who is familiar with the Macy’s compensation and benefits programs and can provide the services efficiently and at the convenience of the executives, helping them focus more of their time on the company’s business.

•	Automobile Program — Macy’s provides the Named Executives a choice of a car lease or an automobile allowance. This benefit is an additional form of compensation to the Named Executives. The car lease option includes insurance, maintenance and fuel. It provides the Named Executives with an opportunity to use a company-provided car for both business and personal use. Where Macy’s facilities do not have free parking, they also receive a parking allowance. This benefit helps put the Named Executives on an even level with executives in the car program who work in locations with free parking. The company reports imputed income for income tax purposes for all company-paid expenses. Mr. Lundgren participated in the automobile program in fiscal 2007. He will no longer participate in the program beginning in fiscal 2008.

•	Car and Driver Program — Pursuant to an independent third-party security study Macy’s obtained in 2007, Macy’s is providing Mr. Lundgren with a specially-equipped car and driver for commuting in New York City, for certain business travel and for personal use. The driver is a trained security professional. This benefit is both for security and to ensure the personal safety of Mr. Lundgren, who maintains a significant public role as the leader of Macy’s. The benefit also allows Mr. Lundgren to work productively during his commute. For tax purposes, with respect to any commuting to and from work and any personal use of the car and driver by Mr. Lundgren, the costs relating to the service are imputed as income.

•	Business Luncheon Club — The Named Executives are entitled to company-paid memberships at business luncheon clubs for the purpose of conducting business on behalf of Macy’s. Any meal or other expenses incurred at the clubs that are not business-related are the responsibility of the Named Executive. This benefit provides the Named Executives with access to congenial and helpful settings for business lunches and encourages them to use those locations for business lunches with vendors and other business related meetings.

•	Additional Executive Discount — All regular employees are eligible for a base merchandise discount. The Named Executives are eligible for an additional discount on top of the base discount for a total discount of 40%. They are reimbursed for estimated taxes on imputed income associated with the additional discount. This benefit provides the company with a unique competitive advantage in attracting, retaining and motivating executive talent.

•	Company Airplane — Mr. Lundgren is permitted to use company-owned aircraft for personal flights as well as business flights. This benefit increases the level of safety and security for Mr. Lundgren and his family. In addition, making the aircraft available to Mr. Lundgren allows him to efficiently and securely conduct business during both business and personal flights. Furthermore, given the delays today associated with early check-in requirements, security clearances, baggage claim and the need for additional time to avoid missing a flight due to possible delays at any point in the process, commercial travel has become even more inefficient in recent years, and making the aircraft available to Mr. Lundgren maximizes his availability to conduct business both before and after his flights. Finally, Macy’s believes that the value to Mr. Lundgren of making the aircraft available for Mr. Lundgren and his family, in terms of convenience and saving of time, is greater than the incremental cost that Macy’s incurs to make the aircraft available and therefore is an efficient form of compensation for him. One other executive is permitted to use company-owned aircraft for personal flights for up to a total of 25 hours of in-flight time per six-month period, under a former corporate aircraft policy that continues to apply to him. The company reports imputed income for income tax purposes for the value of any personal use based on the Standard Industry Fair Level (SIFL) in accordance with the Internal Revenue Code and Treasury Regulations.

Deductibility

The CMD Committee considers the deductibility for federal income tax purposes under Section 162(m) of the Internal Revenue Code in the design of Macy’s compensation programs. Section 162(m) places a limit of $1 million on the amount of compensation that Macy’s may deduct in any one year with respect to the Named Executives to whom Section 162(m) applies. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements defined by the IRS. Annual non-equity incentive plan compensation, stock option awards and performance-based restricted stock awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. The CMD Committee has taken the necessary actions to maximize the deductibility of payments under Macy’s 1992 Bonus Plan and of awards under its two equity plans. However, the CMD Committee may elect to provide compensation that is not deductible in order to achieve its compensation objectives. Consequently, portions of the total compensation program may not be deductible under Section 162(m), including the portion of base pay of some of the Named Executives in excess of $1 million, time-based restricted stock and stock credit awards.

The following table outlines which types of payment retain deductibility when the $1 million threshold is exceeded:

	Deductible	Not Deductible

Base Salary		x
Annual Incentive Bonus	x
Stock Options	x
Time-Based Restricted Stock		x
Performance-Based Restricted Stock	x
Stock Credits		x

Section 409A

Section 409A of the Internal Revenue Code requires that nonqualified deferred compensation arrangements must meet specific requirements. Failure to meet these requirements results in immediate taxation of certain deferred amounts, as well as an additional tax equal to 20% of such deferred amounts and an interest penalty. Macy’s has reviewed, or is in the process of reviewing, its executive compensation plans and arrangements to ensure their compliance with Section 409A by the required December 31, 2008 deadline.

Section 280G

Section 280G and related sections of the Internal Revenue Code provide that executive officers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change-in-control event. Macy’s does not provide any executive officer or director with a commitment to gross-up or reimburse tax amounts that the executive might pay pursuant to Section 280G.

Accounting

In its financial statements, Macy’s records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the Named Executives. Accounting rules also require Macy’s to record an expense in its financial statements for equity-based awards, even though equity awards are not paid as cash to employees. Macy’s expenses all equity-based awards in accordance with FAS 123R. Macy’s has not implemented any significant changes in its executive compensation program design as a result of FAS 123R.

Change-in-Control Agreements

Macy’s equity programs and deferred compensation programs provide for accelerated benefits in the event of a change in control, which affect all participants in those programs as well as the Named Executives. When a change in control occurs, stock options, restricted stock and stock credits issued under the 2006-2007 stock credit plan immediately vest for all holders and phantom stock and cash account balances under the deferred compensation plan immediately become payable. This reassures executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to the management and directors in place following a change in control.

In addition to the above benefits, certain senior executives, including the Named Executives, have change-in-control arrangements. The CMD Committee believes that these arrangements are an important part of the total executive compensation program because they help to attract and retain the caliber of executive that Macy’s needs in its most senior positions. The agreements are intended to assist with retention during any rumored or actual change in control where continuity is key to preserving the value of the business. The agreements are also intended to preserve executives’ neutrality toward a potential change-in-control transaction and keep them focused on minimizing interruptions in business operations by reducing any concerns they may have of being terminated prematurely and without cause during an ownership transition.

The arrangements for the Named Executives provide that if, following a change in control, the executive is terminated for any reason, other than death, disability or for cause, or the executive terminates his or her employment for “good reason,” then the executive is entitled to benefits described under the heading “Compensation of the Named Executives for 2007 — Potential Payments upon Termination or Change in Control.”

Fiscal 2007 Action:  The change-in-control agreements for the Named Executives were set to expire on November 1, 2007. The CMD Committee asked Mercer and its outside legal counsel to undertake a review of the agreements to assess the reasonableness of the benefits and provisions of the agreements relative to average industry practices and to advise it on the pros and cons of adopting various alternative approaches to the change-in-control agreements, including whether the company should eliminate the agreements completely for some or all executives, renew the agreements for one year with no changes other than those required by or advisable under Section 409A of the Internal Revenue Code, or renew the agreements and update them to reflect current practice and the requirements of Section 409A.

Mercer, with the assistance of management, prepared a summary of the change in control benefits at Macy’s and projected the benefits for a cross section of senior executives. Mercer, with the assistance of Macy’s outside legal counsel, looked at market practices among retail peer companies and general industry and the trends and practices supported by stockholder advisory groups and prepared an assessment of the pros and cons of each alternative approach. The retail companies in the review included Wal-Mart, Sears, Best Buy, Dillard’s, Limited Brands, Kohl’s, Nordstrom, Polo Ralph Lauren, Gap, Kroger, Target, TJX Companies, J.C. Penney, Jones Apparel Group, Liz Claiborne, Saks, Supervalu and VF Corp. This assessment was completed in October 2007. The CMD Committee also reviewed and evaluated tally sheets that summarized Macy’s obligations for a select group of senior executives under various employment termination scenarios.

Following review of the Mercer materials, the CMD Committee determined that:

•	the agreements provide key executives with the opportunity to earn compensation they would reasonably expect to earn absent a change-in-control transaction;

•	the agreements should preserve neutrality toward potential change-in-control transactions so that executives can focus on achieving an outcome that is in the best interests of the company’s stockholders;

•	the agreements should help to retain executives during and after a change-in-control transaction;

•	the agreements continue to help the company recruit and retain retail talent because the provision of change-in-control severance benefits are still the custom in the industry; and

•	the benefits under the company’s change-in-control arrangements fall within the range of market practice in the retail peer group and compared to the large companies in Mercer’s database of 350 companies.

Consequently, the CMD Committee determined that Macy’s should offer to extend the change-in-control agreements for terms of one year, to November 1, 2008, and not change the other terms of the agreements except to add a provision enabling the company to amend the agreements from time to time as it deems necessary to comply with Section 409A. The CMD Committee asked Mercer and management to continue to explore alternatives for providing change-in-control protection for the committee to consider during 2008.

The change-in-control agreements define “change in control” and “good reason” as described under “Compensation of the Named Executives for 2007 — Potential Payments upon Termination or Change in Control” below.

Stock Ownership Guidelines For Executives

During fiscal 2006, the Board adopted stock ownership guidelines for certain executives of Macy’s, including the Named Executives. Under the guidelines, each corporate officer at the level of Senior Vice President and above and each division principal is required to own Macy’s stock, as follows:

Position	Ownership Guideline

Chief Executive Officer	5 x base salary
Vice Chair and Executive Vice President	3 x base salary
Senior Vice President and Division Principal	1 x base salary

Shares counted toward the ownership requirement include:

•	any shares beneficially owned by the executive;

•	stock credits or other stock units credited to an executive’s account through deferrals under the company’s deferred compensation program;

•	restricted stock before the restrictions have lapsed;

•	time-based stock credits issued under the stock credit plans during performance and holding periods;

•	performance-based stock credits issued under the stock credit plans during holding periods; and

•	the executive’s proportionate share of the Macy’s common stock fund under the company’s 401(k) plan.

Macy’s common stock subject to unvested or unexercised stock options does not count toward the ownership requirement. An executive must comply with these guidelines by the later of August 1, 2011 or within five years from the date the executive is employed in one of the positions listed above. Ownership is measured as of August 1 of each year. As of August 1, 2007, each of the Named Executives owned sufficient shares within the above-listed categories to satisfy the stock ownership guidelines.

COMPENSATION COMMITTEE REPORT

The CMD Committee establishes and administers the compensation practices related to the senior executive officers of Macy’s and also ensures appropriate succession plans for the CEO and other key executive positions. All members of the CMD Committee qualify:

•	as “independent” under the applicable listing standards of the NYSE;

•	as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934; and

•	as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986.

The CMD Committee met four times in fiscal 2007. The CMD Committee regularly meets in executive session without the presence of management.

The CMD Committee has reviewed and discussed the Compensation Discussion & Analysis with Macy’s management. Based on the review and discussions referred to above, the CMD Committee recommended to the Board that the Compensation Discussion & Analysis be included in Macy’s Annual Report on Form 10-K and proxy statement.

The foregoing report was submitted by the CMD Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Respectfully submitted,

Craig E. Weatherup, Chairperson
Meyer Feldberg
Sara Levinson
Joseph Neubauer
Joseph A. Pichler
Karl M. von der Heyden

COMPENSATION OF THE NAMED EXECUTIVES FOR 2007

The following table summarizes the compensation of Macy’s principal executive officer, principal financial officer and the three other most highly compensated executive officers of Macy’s, collectively referred to as the “Named Executives.”

2007 SUMMARY COMPENSATION TABLE

							Changes in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards(1)	Awards (2)	Compensation	Earnings (3)	Compensation (4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

T. Lundgren	2007	1,491,667	0	826,710	4,840,013	0	1,218,942	290,945	8,668,277
Chairman, President and Chief Executive Officer	2006	1,383,333	0	6,651,653	3,464,675	2,704,800	1,199,550	243,106	15,647,117
K. Hoguet	2007	791,667	0	521,825	1,113,982	0	372,011	77,280	2,876,765
Executive Vice President and CFO	2006	741,667	25,000	1,235,294	877,552	724,500	296,471	79,848	3,980,332
T. Cole	2007	962,500	0	376,722	1,283,933	0	808,340	67,579	3,499,074
Vice Chair	2006	883,333	25,000	1,691,762	1,023,142	869,400	444,407	58,045	4,995,089
J. Grove	2007	962,500	0	381,975	1,283,933	0	540,547	51,108	3,220,063
Vice Chair	2006	883,333	25,000	1,702,317	1,023,142	869,400	348,355	57,026	4,908,573
S. Kronick	2007	1,091,667	0	377,286	1,511,766	0	738,738	86,975	3,806,432
Vice Chair	2006	1,042,500	25,000	1,978,004	1,146,552	1,014,300	475,305	58,535	5,740,196

(1)	The amounts in this column for fiscal 2007 reflect the dollar amounts recognized for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123R, for restricted stock awarded under the 1995 Equity Plan and for stock credits awarded under Macy’s stock credit plans, and thus include amounts with respect to awards granted in and prior to fiscal 2007. In addition, with respect to stock credits, the amounts also reflect variable accounting treatment. Assumptions used in the calculation of these amounts are included in footnotes 1 and 14 to Macy’s audited financial statements included in the 2007 10-K and in footnotes 1 and 15 to Macy’s audited financial statements included in the 2006 10-K. In all cases, the amounts assume that the Named Executive remains with Macy’s until all time-based restrictions have lapsed and that 100% of performance-based stock credits are earned.

	Restricted Stock				Stock Credits					2007
				2007					2007 Total	Total
			Grant	Restricted				2007	Stock	Stock
			Date	Stock			2007	Dividend	Credit Expense/	Awards
	Grant	Shares	FMV	Expense	Grant	Shares	Expense	Expense	(Credit)	Expense
	Date	(#)	($)	($)	Date	(#)	($)	($)	($)	($)

Lundgren	3/1/07	75,000	44.29	830,438	3/26/04	114,744	(1,536,702)	27,161	(1,509,541)
					3/24/06	266,078	1,505,813	0	1,505,813	826,710
Hoguet	7/11/06	42,000	36.44	510,160	3/26/04	36,062	(182,618)	8,536	(174,082)
					3/24/06	58,466	185,747	0	185,747	521,825
Cole	7/11/06	50,000	36.44	607,346	3/26/04	42,620	(571,589)	10,089	(561,500)
					3/24/06	58,466	330,876	0	330,876	376,722
Grove	3/26/04	2,000	25.25	5,253	3/26/04	42,620	(571,589)	10,089	(561,500)
	7/11/06	50,000	36.44	607,346	3/24/06	58,466	330,876	0	330,876	381,975
Kronick	7/11/06	50,000	36.44	607,346	3/26/04	42,620	(571,025)	10,089	(560,936)
					3/24/06	58,466	330,876	0	330,876	377,286

(2)	The amounts in this column for fiscal 2007 reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for fiscal 2007 for stock options issued pursuant to the 1995 Equity Plan, and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 14 to Macy’s audited financial statements included in the 2007 10-K, in footnote 15 to Macy’s audited financial statements included in the 2006 10-K and in footnote 12 to Macy’s audited financial statements included in the 2005 10-K.

Lundgren				Hoguet				Cole
			2007				2007				2007
Grant	Options	FMV	Expense	Grant	Options	FMV	Expense	Grant	Options	FMV	Expense
Date	(#)	($)	($)	Date	(#)	($)	($)	Date	(#)	($)	($)

10/26/07	134,000	8.33	167,433	3/23/07	29,444	16.94	103,913	3/23/07	29,444	16.94	103,913
3/01/07	500,000	16.40	1,879,167	7/11/06	125,000	13.67	569,583	7/11/06	150,000	13.67	683,500
3/24/06	177,352	13.58	602,110	3/24/06	38,970	13.58	132,303	3/24/06	38,970	13.58	132,303
3/25/05	550,000	10.50	1,443,750	3/25/05	55,000	10.50	144,375	3/25/05	65,000	10.50	170,625
3/26/04	275,000	10.10	694,375	3/26/04	55,000	10.10	138,875	3/26/04	65,000	10.10	164,125
2/24/03	500,000	4.87	53,178	3/28/03	110,000	5.44	24,933	3/28/03	130,000	5.44	29,467

			4,840,013				1,113,982				1,283,933
Grove								Kronick
			2007								2007
Grant	Options	FMV	Expense					Grant	Options	FMV	Expense
Date	(#)	($)	($)					Date	(#)	($)	($)

3/23/07	29,444	16.94	103,913					3/23/07	29,444	16.94	103,913
7/11/06	150,000	13.67	683,500					7/11/06	200,000	13.67	911,333
3/24/06	38,970	13.58	132,303					3/24/06	38,970	13.58	132,303
3/25/05	65,000	10.50	170,625					3/25/05	65,000	10.50	170,625
3/26/04	65,000	10.10	164,125					3/26/04	65,000	10.10	164,125
3/28/03	130,000	5.44	29,467					3/28/03	130,000	5.44	29,467

			1,283,933								1,511,766

(3)	The amounts reflected for fiscal 2007 represent the change in fiscal 2007 in the actuarial present value of accumulated pension benefits under the company’s cash balance pension plan and supplementary executive retirement plan. Macy’s does not pay above-market interest under its deferred compensation plan. The assumptions used in determining the present value of benefits are the same assumptions used for financial reporting purposes. The present value of benefits was determined using a unit credit cost method and 5.95% discount rate. The assumed retirement age used for these calculations was the normal retirement age of 65, as defined by the plans and each Named Executive was assumed to live to and retire at the normal retirement age.

(4)	Included in “All Other Compensation” for fiscal 2007 is the incremental cost to Macy’s of the following perquisites made available to the Named Executives:

				Additional
				Executive		401(k) Matching
	Aircraft	Financial	Car	Merchandise		Contribution/
	Usage(a)	Counseling	Programs (b)	Discount	Gross up (c)	Insurance Premiums
Name	($)	($)	($)	($)	($)	($)	Total

Lundgren	95,699	15,575	86,956	52,019	34,102	6,593	290,945
Hoguet	0	15,575	10,811	27,784	16,518	6,593	77,280
Cole	0	15,575	15,475	20,995	8,942	6,593	67,579
Grove	0	15,575	11,620	13,598	3,722	6,593	51,108
Kronick	0	15,575	12,410	38,085	16,038	4,868	86,975

(a)	The amount shown for aircraft usage represents a ratio of flight hours for personal flights divided by total flight hours on all company planes. The ratio was applied against total airplane cost (excluding depreciation, real estate taxes, insurance, rent and other fixed operating costs).

•	Total flight hours equals the total number of hours for every flight flown.

•	Flights were deemed business or personal based on the primary purpose for the flight.

•	If a trip was deemed personal, ferry flight hours, if any, were included as personal.

•	If a trip included an intermediary personal stop, only the difference between a direct flight and the indirect flight was considered personal.

•	If a trip was exclusively personal except for a one-day business stop, all miles were treated as personal less an adjustment for the flight hours to and from the originating airport to the business location.

For a more detailed description of Macy’s policies with respect to personal use of company airplanes, see the “Benefits” discussion in the “Compensation Discussion & Analysis.”

(b)	The amount shown reflects the product of (i) the percentage of miles the Named Executive used the vehicle for non-business reasons multiplied by (ii) the actual costs incurred to provide the vehicle, including the costs of the lease, fuel, parking and insurance, reduced by any personal contributions made by the Named Executive. For Mr. Lundgren, the amount also includes the costs relating to personal use of a dedicated car and driver service that the company makes available to him for security reasons pursuant to the recommendation of a third-party security study. The aggregate incremental cost for personal use of the car and driver service is calculated by allocating the costs of operating the car and compensating the driver between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven. The cost of compensating the driver is allocated to personal use on the basis of driver hours related to personal use to the total number of driver hours.

(c)	The amount shown reflects gross up payments made in December 2007 on the executive discount for the period from November 2006 through October 2007.

Plan-Based Awards

The following table sets forth certain information regarding the annual incentive plan and stock options and other equity awards granted during fiscal 2007 to each of the Named Executives.

2007 GRANTS OF PLAN-BASED AWARDS

						All Other	All Other
						Stock	Option			Grant
						Awards:	Awards:	Exercise	Closing	Date Fair
						Number	Number of	or Base	Market	Value of
			Estimated Future Payouts Under			of Shares	Securities	Price of	Price on	Stock and
			Non-Equity Incentive Plan Awards(1)			of Stock	Underlying	Option	Date of	Option
	Plan	Grant	Threshold	Target	Maximum	or Units(#)	Options	Awards	Grant	Awards
Name	Name	Date	($)	($)	($)	(2)	(#)(3)	($/sh)	($)	($)(4)

Lundgren	1995 Equity Plan	3/1/07				75,000				3,321,750
	1995 Equity Plan	3/1/07					500,000	44.67	44.29	8,200,000
	1992 Bonus Plan	3/23/07	600,000	2,250,000	4,500,000
	1995 Equity Plan	10/26/07					134,000	46.15	33.00	1,116,220
Hoguet	1992 Bonus Plan	3/23/07	160,000	600,000	1,200,000
	1995 Equity Plan	3/23/07					29,444	46.15	46.51	498,781
Cole	1992 Bonus Plan	3/23/07	195,000	731,250	1,462,500
	1995 Equity Plan	3/23/07					29,444	46.15	46.51	498,781
Grove	1992 Bonus Plan	3/23/07	195,000	731,250	1,462,500
	1995 Equity Plan	3/23/07					29,444	46.15	46.51	498,781
Kronick	1992 Bonus Plan	3/23/07	220,000	825,000	1,650,000
	1995 Equity Plan	3/23/07					29,444	46.15	46.51	498,781

(1)	The Named Executives are eligible for an annual cash incentive award under Macy’s 1992 Bonus Plan, which is deemed a “non-equity incentive plan” under SEC rules. Bonus awards are interpolated for performance that falls between “Threshold” and “Target” and between “Target” and “Maximum.” The actual bonus amount earned, if any, under the 1992 Bonus Plan is reported in the “Non-Equity Incentive Plan Compensation” column of the 2007 Summary Compensation Table. For a more detailed discussion of the 1992 Bonus Plan, see the “Annual Performance-Based Bonus” discussion in the “Compensation Discussion & Analysis.”

(2)	The numbers in this column represent time-based restricted stock granted to the Named Executives under Macy’s 1995 Equity Plan.

(3)	The numbers reflected in this column represent the number of stock options granted to the Named Executives under Macy’s 1995 Equity Plan.

(4)	Stock options were valued as of the grant date using the Black-Scholes option pricing model in accordance with FAS 123R, using the following assumptions:

	3/1/07 Grant	3/23/07 Grant	10/26/07 Grant

Dividend yield:	1.2%	1.2%	1.2%
Expected volatility:	36.9%	36.9%	36.9%
Risk-free interest rate:	4.6%	4.6%	4.6%
Expected life:	5.3 years	5.3 years	5.3 years
Black-Scholes value:	$16.40	$16.94	$8.33

Restricted stock was valued for purposes of this table based on the closing price of Macy’s common stock on the grant date.

Stock Options.  The CMD Committee may grant stock options from the 1995 Equity Plan and the 1994 Stock Plan, each of which has been approved by Macy’s stockholders. The exercise price of stock options may not be less than the market price of the underlying Macy’s common stock on the grant date (which, among other ways, is defined in the plans as the closing price of Macy’s common stock on the NYSE on the trading day prior to the grant date). The options vest over time, typically in 25% installments on the first through fourth anniversaries of the grant date, and have ten year terms. All stock options granted to the Named Executives in fiscal 2007 were granted from the 1995 Equity Plan. The options granted on March 1, 2007 vest fully on February 28, 2011. The options granted on March 23, 2007 vest 25% per year over four years beginning with the first anniversary of the date of grant. The options granted on October 26, 2007 vest 25% per year over four years, beginning on March 23, 2008. See also the “Stock Options” discussion in the “Compensation Discussion & Analysis.”

Restricted Stock.  The CMD Committee grants shares of restricted stock from time to time for retention and performance reasons. Restricted stock grants may be granted from either the 1995 Equity Plan or the 1994 Stock Plan and can be either time-based or performance-based. Time-based restricted stock will generally be forfeited by the executive if the executive’s employment with Macy’s ends prior to the vesting date. Shares may vest 100% on the third anniversary of the grant date or in installments over a number of years following the first anniversary of the grant date. Time-based restricted stock may not fully vest in under three years. Performance-based restricted stock is subject to forfeiture if performance criteria applicable to the shares are not satisfied and/or if the executive’s employment with Macy’s ends prior to the vesting date. Performance-based restricted stock may not fully vest in less than one year. Depending upon satisfaction of the performance criteria, shares may vest up to 100% on the first anniversary of the grant date or in installments over a number of years following the first anniversary of the grant date. To the extent performance criteria are not satisfied, shares are forfeited. The shares of restricted stock granted to Mr. Lundgren in fiscal 2007 are time-based restricted shares and were granted from the 1995 Equity Plan. The shares fully vest on February 28, 2011 if Mr. Lundgren remains employed by Macy’s through that date. If his employment ends prior to February 28, 2011, then the unvested shares of restricted stock are forfeited. Mr. Lundgren receives dividends on these shares at the same rate and on the same payment date as other Macy’s stockholders receive dividends on the Macy’s common stock they own. For a more detailed description of Mr. Lundgren’s restricted stock grant, see the “Special 2007 Retention Grants” discussion in the “Compensation Discussion & Analysis.”

Stock Credits.  The CMD Committee authorized a stock credit plan in fiscal 2004 for the 2004-2005 performance period and in fiscal 2006 for the 2006-2007 performance period. The CMD Committee granted stock credits to the Named Executives in each of fiscal 2004 and fiscal 2006. It did not grant any stock credits in fiscal 2005 or fiscal 2007. Stock credits issued under either plan may be time-based or performance-based, with performance objectives tied to the company’s Four Priorities and, with respect to the plan authorized in

2006, to certain merger-related synergies. See the “Stock Credits” discussion in the “Compensation Discussion & Analysis.”

At the end of a two-year performance period, the CMD Committee evaluates performance against the performance criteria applicable to the stock credits to determine the percent (from 0% to 100%) of the performance-based stock credits earned by the Named Executives. The performance-based stock credits earned by the Named Executives and the time-based stock credits held by them are then subject to two- and three-year holding periods. The value of one-half of the stock credits, including dividend equivalents paid during the holding period, is paid in cash at the end of the two-year holding period and the value of the other half, including such dividend equivalents, is paid in cash at the end of the three-year holding period. In each case, the value is determined on the basis of the average closing price of Macy’s common stock as reported on the NYSE for the 20 business days preceding the payment date.

Participants who leave the company during the performance period will forfeit their stock credits unless they retire at or after age 62 with at least 10 years of vesting service or if they are terminated by Macy’s other than for cause, in which case their payments will be prorated for the number of months of completed service during the performance period divided by 24. Their payments will be made at the same time and in the same manner as payments to actively employed participants. In the event that a participant dies or becomes totally and permanently disabled during the performance period, the participant (in the event of disability) or the participant’s estate (in the event of death) will receive a lump sum payment of 50% of the participant’s stock credit balance, discounted to present value.

Participants who leave the company during a holding period will:

•	forfeit their stock credit balances if they leave the company voluntarily or if their employment is terminated for cause;

•	receive the stock credits they have earned if they retire at or after age 62 with at least 10 years of vesting service or if they are terminated by Macy’s for other than cause, payable at the same time and in the same manner as payments to actively employed participants;

•	receive a pro-rata payment of their stock credit balance if they retire between the ages of 55 and 62 with at least 10 years of vesting service, payable at the same time and in the same manner as payments to actively employed participants; and

•	receive a lump sum payment of the discounted present value of the total account in case of death or total and permanent disability.

All stock credit balances in the 2006-2007 stock credit plan vest and become immediately payable upon a change in control of the company.

Outstanding Equity Interests

The following table sets forth certain information regarding the total number and aggregate value of options, stock credits and restricted stock held by each of the Named Executives at February 2, 2008. The dollar amount shown for stock credits and restricted stock is calculated by multiplying the number of stock credits or shares of restricted stock, as applicable, by the closing price of Macy’s common stock ($28.00) on the last trading day of fiscal 2007.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive Plan	Market or
								Market	Awards:	Payout
		Number of	Number of					Value of	Number of	Value of
		Securities	Securities			Number of		Shares or	Unearned	Unearned
		Underlying	Underlying			Shares or		Units of	Shares, Units	Shares,
		Unexercised	Unexercised			Units of		Stock	or Other	Units or
		Options	Options	Option		Stock That		That Have	Rights That	Other Rights
		(#)	(#)	Exercise	Option	Have Not		Not	Have Not	That Have
	Grant	Exercisable	Unexercisable	Price	Expiration	Vested		Vested	Vested	Not Vested
Name	Date	(1)	(1)	($)	Date	(#)		($)	(#)(2)	($)

Lundgren	2/25/00	600,000	0	16.2187	2/25/10
	6/08/01	306,976	0	21.5000	6/08/11
	3/22/02	500,000	0	21.3400	3/22/12
	2/24/03	500,000	0	12.7900	2/24/13
	3/26/04	206,250	68,750	25.0050	3/26/14
	3/25/05	275,000	275,000	30.5350	3/25/15
	3/24/06	44,338	133,014	36.2600	3/24/16
	3/01/07	0	500,000	44.6700	3/01/17
	10/26/07	0	134,000	46.1500	3/23/17
						75,000	(3)	2,100,000
						214,522	(4)	6,006,616	166,300	4,656,400

Hoguet	2/25/00	46,000	0	16.2187	2/25/10
	3/23/01	46,000	0	21.4250	3/23/11
	6/08/01	153,488	0	21.5000	6/08/11
	3/22/02	60,000	0	21.3400	3/22/12
	3/28/03	110,000	0	14.2850	3/28/13
	3/26/04	41,250	13,750	25.0050	3/26/14
	3/25/05	27,500	27,500	30.5350	3/25/15
	3/24/06	9,744	29,226	36.2600	3/24/16
	7/11/06	0	125,000	36.5100	7/11/16
	3/23/07	0	29,444	46.1500	3/23/17
						42,000	(3)	1,176,000
						57,986	(4)	1,623,608	36,542	1,023,176

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive Plan	Market or
								Market	Awards:	Payout
		Number of	Number of					Value of	Number of	Value of
		Securities	Securities			Number of		Shares or	Unearned	Unearned
		Underlying	Underlying			Shares or		Units of	Shares, Units	Shares,
		Unexercised	Unexercised			Units of		Stock	or Other	Units or
		Options	Options	Option		Stock That		That Have	Rights That	Other Rights
		(#)	(#)	Exercise	Option	Have Not		Not	Have Not	That Have
	Grant	Exercisable	Unexercisable	Price	Expiration	Vested		Vested	Vested	Not Vested
Name	Date	(1)	(1)	($)	Date	(#)		($)	(#)(2)	($)

Cole	3/23/01	36,000	0	21.4250	3/23/11
	6/08/01	164,930	0	21.5000	6/08/11
	3/22/02	72,000	0	21.3400	3/22/12
	3/26/04	48,750	16,250	25.0050	3/26/14
	3/25/05	32,500	32,500	30.5350	3/25/15
	3/24/06	9,744	29,226	36.2600	3/24/16
	7/11/06	0	150,000	36.5100	7/11/16
	3/23/07	0	29,444	46.1500	3/23/17
						50,000	(3)	1,400,000
						64,544	(4)	1,807,232	36,542	1,023,176

Grove	2/25/00	72,000	0	16.2187	2/25/10
	3/23/01	36,000	0	21.4250	3/23/11
	6/08/01	159,348	0	21.5000	6/08/11
	3/22/02	72,00	0	21.3400	3/22/12
	3/26/04	48,750	16,250	25.0050	3/26/14
	3/25/05	32,500	32,500	30.5350	3/25/15
	3/24/06	9,744	29,226	36.2600	3/24/16
	7/11/06	0	150,000	36.5100	7/11/16
	3/23/07	0	29,444	46.1500	3/23/17
						50,500	(3)	1,414,000
						64,544	(4)	1,807,232	36,542	1,023,176

Kronick	3/23/01	72,000	0	21.4250	3/23/11
	6/08/01	207,232	0	21.5000	6/08/11
	3/22/02	72,000	0	21.3400	3/22/12
	3/28/03	97,500	0	14.2850	3/28/13
	3/26/04	48,750	16,250	25.0050	3/26/14
	3/25/05	32,500	32,500	30.5350	3/25/15
	3/24/06	9,744	29,226	36.2600	3/24/16
	7/11/06	0	200,000	36.5100	7/11/16
	3/23/07	0	29,444	46.1500	3/23/17
						50,000	(3)	1,400,000
						64,544	(4)	1,807,232	36,542	1,023,176

(1)	Options vest/vested as follows, with full vesting upon a change in control of the company:

Grant Date	Vesting Schedule

2/25/00	25% on each of 3/24/01, 3/24/02, 3/24/03 and 3/24/04.
3/23/01	25% on each of 3/23/02, 3/23/03, 3/23/04 and 3/23/05.
6/08/01	100% on 6/01/05.
3/22/02	25% on each of 3/22/03, 3/22/04, 3/22/05 and 3/22/06.
2/24/03	25% on each of 2/24/04, 2/24/05, 2/24/06 and 2/24/07.
3/28/03	25% on each of 3/28/04, 3/28/05, 3/28/06 and 3/28/07.
3/26/04	25% on each of 3/26/05, 3/26/06, 3/26/07 and 3/26/08.
3/25/05	25% on each of 3/25/06, 3/25/07, 3/25/08 and 3/25/09.
3/24/06	25% on each of 3/24/07, 3/24/08, 3/24/09 and 3/24/10.
7/11/06	100% on 7/11/09.
3/01/07	100% on 2/28/11.
3/23/07	25% on each of 3/23/08, 3/23/09, 3/23/10 and 3/23/11.
10/26/07	25% on each of 3/23/08, 3/23/09, 3/23/10 and 3/23/11.

(2)	Performance-based stock credits vest following the conclusion of fiscal 2007, subject to the satisfaction of performance criteria. Shares that vest are then subject to the holding periods described in the “Stock Credits” discussion in the “Compensation Discussion & Analysis.”

(3)	Time-based restricted stock. For Mr. Lundgren, the shares vest on 2/28/11. For Mrs. Hoguet, Mr. Cole and Ms. Kronick, the shares vest on 7/11/09. For Ms. Grove, 500 of the shares vested on 3/26/08 and the remaining 50,000 shares vest on 7/11/09.

(4)	Time-based and vested performance-based stock credits are subject to satisfaction of holding periods that expired or will expire as follows:

	Holding Period Expiration Date
	2/4/08	2/2/09	2/1/10	1/31/11

Lundgren	57,372	57,372	49,889	49,889
Hoguet	18,031	18,031	10,962	10,962
Cole	21,310	21,310	10,962	10,962
Grove	21,310	21,310	10,962	10,962
Kronick	21,310	21,310	10,962	10,962

The following table sets forth certain information regarding the value realized by each of the Named Executives during fiscal 2007 upon the exercise of stock options, the vesting of restricted stock and the vesting of stock credits granted under the 2004-2005 stock credit plan.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
		Value Realized	Number of Shares	Value Realized on
	Number of Shares	Upon Exercise(1)	Acquired on Vesting(2)	Vesting
Name	Acquired on Exercise (#)	($)	(#)	($)

Lundgren	225,000	4,612,208	157,372	5,825,502
Hoguet	84,000	1,574,782	18,031	432,924
Cole	176,500	5,360,851	21,310	511,653
Grove	202,000	5,575,513	21,810	534,793
Kronick	114,500	3,160,429	21,310	511,653

(1)	The amounts “realized” from option exercises reflect the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the Named Executives may keep the shares they acquire upon the exercise of the option (or sell them at different prices), these amounts do not necessarily reflect cash actually realized upon the exercise of those options.

(2)	For Mr. Lundgren, the “number of shares acquired on vesting” represents 100,000 shares of restricted stock that vested on February 28, 2007 and 57,372 stock credits that vested at the end of fiscal 2007. For Ms. Grove, the number represents 500 shares of restricted stock that vested on March 26, 2007 and 21,310 stock credits that vested at the end of fiscal 2007. For the other Named Executives, the number represents stock credits that vested at the end of fiscal 2007.

Post Retirement Compensation

Retirement Plans

Macy’s retirement program, referred to as the Retirement Program, consists of defined benefit plans and a defined contribution plan. As of January 1, 2008, approximately 121,000 employees, including the Named Executives, participated in the Retirement Program.

Defined Benefit Plans.  Macy’s has two defined benefit plans covering the Named Executives — a cash account pension plan, referred to as the CAPP, and a supplementary executive retirement plan, referred to as the SERP. The following table shows the actuarial present value of each of the Named Executive’s accumulated benefit under each plan, calculated as of the end of fiscal 2007. Macy’s determined the present value using the same assumptions used for financial reporting purposes — a unit credit cost method, a 6.25% discount interest rate, and a normal retirement age of 65 (as defined by the plans).

2007 PENSION BENEFITS

		Number of Years of	Present Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)

Lundgren	CAPP	26	133,969
	SERP	26	7,356,600
Hoguet	CAPP	25	165,444
	SERP	25	2,001,870
Cole	CAPP	35	396,867
	SERP	35	5,177,993
Grove	CAPP	34	333,540
	SERP	34	4,646,950
Kronick	CAPP	34	285,342
	SERP	34	5,148,458

Cash Account Pension Plan.  Under the CAPP, a participant retiring at a normal retirement age is eligible to receive the amount credited to his or her pension account or the monthly benefit payments determined actuarially based on the amount credited to his or her pension account. Amounts credited to a participant’s account consist of:

•	an opening cash balance for participants in the plan at December 31, 1996, equal to the single sum present value, using stated actuarial assumptions, of the participant’s accrued normal retirement benefit earned at December 31, 1996, under the applicable predecessor pension plan;

•	pay credits (generally, a percentage of eligible compensation credited annually based on length of service); and

•	interest credits (credited quarterly, based on the 30-Year Treasury Bond rate for the November prior to each calendar year).

In addition, if a participant had attained at least age 55 by December 31, 1996 and had completed 10 or more years of vesting service by December 31, 2001, the pension benefit payable in an annuity form, other than a single life annuity, will not be less than that which would have been payable from the predecessor pension plan under which such participant was covered on December 31, 1996.

Supplementary Executive Retirement Plan.  To allow the Retirement Program to provide benefits based on a participant’s total compensation, Macy’s adopted the SERP, which is a nonqualified unfunded plan. All benefits under the SERP are payable out of the general corporate assets of Macy’s. It provides retirement benefits to eligible executives based on all eligible compensation, including compensation in excess of Internal Revenue Code maximums, as well as on amounts deferred under Macy’s Executive Deferred Compensation Plan, referred to as the EDCP, in each case employing a formula that is based on the participant’s years of vesting service and final average compensation, taking into consideration the participant’s balance in the CAPP, the participant’s Prior Plan Credits (defined below) and Social Security benefits. As of January 1, 2008, approximately 750 employees were eligible to receive benefits under the terms of the SERP. Macy’s has reserved the right to suspend or terminate supplemental payments as to any category of employee or former employee, or to modify or terminate any other element of the Retirement Program, in accordance with applicable law.

Eligible compensation for this purpose includes amounts reflected in the 2007 Summary Compensation Table under the headings “Salary” and “Non-Equity Incentive Plan Compensation” but excludes amounts reflected in other columns of such table and excludes bonus amounts that exceed 100% (160% for Mr. Lundgren) of salary.

In addition to the CAAP and the SERP, Macy’s Retirement Program includes two profit sharing plans, the Macy’s Profit Sharing 401(k) Investment Plan and The May Department Stores Company Profit Sharing Plan (collectively, the “401(k) Plan”). The 401(k) Plan permits executives to contribute up to 8% of compensation (up to maximum amounts established from time to time by the Internal Revenue Code) each year. Macy’s matches contributions of up to 5% of eligible compensation each year. The matching rate is discretionary, but not less than 33 1/3% of matchable contributions. The executive may choose any of several investment funds for investment of the executive’s balances, and may change those elections daily. Benefits may be paid out at termination of employment. Executives may borrow portions of their investment balances while employed. Company contributions to the Named Executives under the 401(k) Plan are reported in the “All Other Compensation” column of the 2007 Summary Compensation Table.

Prior to the adoption of the 401(k) Plan, Macy’s primary means of providing retirement benefits to employees was through defined contribution profit sharing plans. An employee’s accumulated retirement profit sharing interests in the profit sharing plans (the “Prior Plan Credits”) which accrued prior to the adoption of the 401(k) Plan continue to be maintained and invested as a part of the 401(k) Plan until retirement, at which time they are distributed.

Non-qualified Deferred Compensation Plans

Macy’s provides the opportunity for executives to defer compensation through the Executive Deferred Compensation Plan, referred to as the EDCP. Under the EDCP, eligible executives may elect to defer a portion of their compensation each year as either stock credits or cash credits. Stock credit accounts reflect common stock equivalents and dividend equivalents. Common stock equivalents are the number of full shares of Macy’s common stock for each calendar quarter that could be purchased based on the dollars deferred, and dividend equivalents are determined by multiplying the dividends payable upon a share of common stock to a stockholder of record during such calendar quarter by the number of stock equivalents in the participant’s stock credit account at the beginning of each quarter, less the number of shares distributable or withdrawn during each quarter in which the credit is being made. Total value of the stock credits is determined at the end of each quarter based on the closing price of the Company’s common stock as of the last day of the quarter. Cash credit accounts reflect dollars deferred plus interest equivalents determined by applying to 100% of such participant’s cash credits at the beginning of each quarter, less amounts distributable or withdrawn during such quarter, an interest rate equal to one quarter of the interest rate payable on U.S. 5-year Treasury Notes as of the last day of each quarter. Deferred compensation is distributed in the fiscal year following the fiscal year in which termination of employment occurs.

2007 NONQUALIFIED DEFERRED COMPENSATION

		Executive	Registrant	Aggregate	Aggregate
		Contributions	Contributions	Earnings in Last	Withdrawals/	Aggregate Balance
	Plan	in Last FY	in Last FY	FY(1)	Distributions	at Last FYE(2)
Name	Name	($)	($)	($)	($)	($)

Lundgren	EDCP	0	0	0	0	0
Hoguet	EDCP	0	0	0	0	0
Cole	EDCP	0	0	897	0	49,028
Grove	EDCP	0	0	6,510	0	355,628
Kronick	EDCP	0	0	0	0	0

(1)	These amounts are not included in the Summary Compensation Table.

(2)	The compensation deferred by both Mr. Cole and Ms. Grove is deferred as stock credits. The portion of these amounts representing Mr. Cole’s and Ms. Grove’s contributions was reported as compensation to them in Summary Compensation Tables for the fiscal years in which the compensation was earned.

Potential Payments Upon Termination or Change in Control

Termination Payments under Employment Agreements

Upon certain types of terminations of employment (other than a termination following a change in control of the company, which is addressed below) severance benefits may be paid to the Named Executives. The severance benefits payable to each of the Named Executives are addressed in their employment agreements, and they would receive the benefits provided under those agreements.

Mr. Terry Lundgren.  In March 2007, Macy’s entered into a new employment agreement with Mr. Lundgren with an expiration date of February 28, 2011. Pursuant to this agreement, Mr. Lundgren’s base salary increased to $1,500,000 on March 1, 2007. He was granted additional options to purchase 500,000 shares of common stock at an exercise price of $44.67 per share, which was the closing price of the stock on the trading day immediately preceding the grant date of March 1, 2007. The grant has a 10-year term and 100% of the option award vests on February 28, 2011. He was also granted 75,000 shares of time-based restricted stock, which fully vest on February 28, 2011. The agreement also changed Mr. Lundgren’s “threshold” level of opportunity for the sales performance component under the 1992 Bonus Plan from 0% to 10%.

Mr. Lundgren’s employment agreement provides that if Macy’s terminates his employment for reasons other than “cause” or if Mr. Lundgren terminates his employment for “good reason” he would be entitled to receive all salary and target annual bonuses until the expiration of the employment agreement. Under the terms of his agreement, “cause” is defined generally to include:

•	willful and material breaches of duties;

•	habitual neglect of duties; or

•	the final conviction of a felony.

Generally, “cause” does not include bad judgment or negligence, any act or omission believed by Mr. Lundgren in good faith to have been in or not opposed to the interests of Macy’s or any act or omission in respect of which a determination could properly have been made by the Board that Mr. Lundgren met the applicable standard of conduct prescribed for indemnification or reimbursement under the By-Laws or the laws of the State of Delaware.

Under the terms of his employment agreement, “good reason” is defined generally to include:

•	assignment of any duties materially inconsistent with Mr. Lundgren’s position, authority, duties or responsibilities, or any other action by Macy’s which results in a material diminution in such position, authority, duties or responsibilities;

•	any material failure by Macy’s to comply with any of the provisions of the agreement;

•	failure of Mr. Lundgren to be reelected Chairman of the Board of Macy’s or to be reelected to membership on the Board; or

•	any purported termination by Macy’s of Mr. Lundgren’s employment otherwise than as expressly permitted by the agreement.

In addition, Mr. Lundgren’s agreement contains non-compete, non-solicitation and mitigation clauses.

Other Named Executives.  Macy’s has also entered into employment agreements with each of the other Named Executives. The current term of each agreement expires on June 30, 2008. The agreements provide that in the event that Macy’s terminates the executive other than for “cause” the executive would be entitled to receive base salary until the end of the term of the agreement. The term “cause” has the same definition as previously described above in the discussion of Mr. Lundgren’s agreement. In addition, the agreements contain similar non-compete, non-solicitation and mitigation clauses.

Termination Payments under Change-in-Control Agreements

Macy’s entered into a change-in-control agreement, referred to collectively as the Change-in-Control Agreements, with Mr. Lundgren and Mrs. Hoguet on March 22, 2002 and with Mr. Cole, Ms. Grove and Ms. Kronick on March 22, 2003. The term of each Change-In-Control Agreement ended November 1, 2007. On November 1, 2007, each of the Named Executives and the company extended the term of each applicable Change-in-Control Agreement one year, to November 1, 2008. See the “Change-in-Control Agreements” discussion in Compensation Discussion & Analysis.

These agreements are intended to provide for continuity of management in the event of a change in control of Macy’s. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of Macy’s. If, following a change in control, the executive officer is terminated for any reason, other than death, disability or for cause, or if the executive officer terminates his or her employment for “good reason,” then the executive is entitled to:

•	a cash severance payment (generally paid in the form of a lump sum) that will be equal to three times the sum of:

•	the executive officer’s base pay (at the higher of the rate in effect at the change in control or the average rate over the last three years), and

•	the higher of target annual bonus for the year of termination or the highest annual bonus received for any year in the three full calendar years immediately preceding the change in control; plus

•	a lump sum payment of any performance based stock credit awards under Macy’s stock credit plans, at target, prorated to the date of termination; plus

•	a lump sum payment of an annual bonus for the year of termination, at target, prorated to the date of termination (this feature applies to all executives in the 1992 Bonus Plan); plus

•	release of any restrictions on restricted stock, including performance restricted stock upon the change in control (this feature applies to all participants with restricted stock granted under the 1995 Equity Plan or the 1994 Stock Plan); plus

•	acceleration of any unvested stock options upon the change in control (this feature applies to all participants with stock options granted under the 1995 Equity Plan or the 1994 Stock Plan); plus

•	a lump sum payment of all deferred compensation (this feature applies to all participants in the deferred compensation plan); plus

•	a lump sum payment of all retirement, supplementary retirement and 401(k) benefits upon termination or retirement (this feature applies to all participants in the retirement, supplementary retirement and 401(k) plans); plus

•	a lump sum payment of retirement, supplementary retirement and 401(k) benefits the executive would have earned over the three years after termination; plus

•	continuation of certain fringe benefits for 36 months after termination, including:

•	life insurance coverage,

•	medical, vision and dental coverage, and

•	use of a company car; plus

•	a retiree discount for life if at least 55 years of age with 10 years of service at termination (this feature applies generally to all associates).

All of the above severance benefits would be paid to the executive in accordance with, and at times permitted by Section 409A of the Internal Revenue Code.

A “change in control” occurs in any of the following events:

•	Macy’s is merged, consolidated or reorganized into or with another corporation and, as a result of or immediately following such merger, consolidation or reorganization, less than a majority of the voting power of the other corporation immediately after the transaction is held in the aggregate by the holders of the voting stock of Macy’s immediately prior to the transaction; or

•	Macy’s sells or otherwise transfers all or substantially all of its assets to another corporation and, as a result of or immediately following such sale or transfer, less than a majority of the voting power of the then-outstanding securities of the other corporation immediately after such sale or transfer is held in the aggregate by the holders of voting stock of Macy’s immediately before the transaction; or

•	a person discloses that the person has become the beneficial owner of securities representing 25% or more of the combined voting power of Macy’s; or

•	Macy’s discloses that a change in control of the company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

•	if, in any two-year period, individuals who, at the beginning of the period, constitute the directors of Macy’s cease for any reason to constitute at least a majority of the Board.

A change in control will not occur under either the third or fourth bullet point above if Macy’s, an entity controlled by Macy’s or an employee benefit plan of Macy’s or any entity controlled by Macy’s discloses that it beneficially owns securities, whether more than 25% or otherwise.

“Good reason” under the Change-in-Control Agreements means:

•	the failure to elect or reelect the executive in the office or the position, or a substantially equivalent office or position, of or with Macy’s which the executive held immediately prior to the change in control; or

•	a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position which the executive held immediately prior to the change in control; or

•	a reduction in the aggregate amount of the executive’s combined base pay and incentive pay receivable from the company, taken as a whole; or

•	the termination or denial of the executive’s rights to employee benefits or a reduction in the scope or value thereof (except for any such termination or denial or reduction in the scope or value of any employee benefits applicable generally to all recipients of or participants in such employee benefits); or

•	a determination by the executive (which determination will be conclusive and binding upon the parties, provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by Macy’s by clear and convincing evidence) that a change in circumstances has occurred following a change-in-control, including without limitation a change in the scope of the business or other activities for which the executive was responsible immediately prior to the change in control, which has rendered the executive substantially unable to carry out, has substantially hindered the executive’s performance of, or has caused the executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities, or duties attached to the position held by the executive immediately prior to the change in control, which situation is not remedied within 10 calendar days after written notice to the company from the executive; or

•	the liquidation, dissolution, merger, consolidation or reorganization of Macy’s or transfer of all or substantially all of its business and/or assets, unless the successor shall have assumed all duties and obligations of Macy’s under the Change-in-Control Agreement; or

•	Macy’s requires the executive to change the executive’s principal location of work to any location which is in excess of 25 miles from the location thereof immediately prior to the change in control or requires the executive to travel away from the executive’s office in the course of discharging the executive’s responsibilities or duties at least 20% more than was required in any of the three full calendar years immediately prior to the change in control; or

•	any material breach of the Change-in-Control Agreement by Macy’s.

The cash severance benefit payable under the Change-in-Control Agreements would be reduced by all amounts actually paid by Macy’s to the executive pursuant to any other employment or severance agreement or plan to which the executive and Macy’s are parties or in which the executive is a participant. In addition, the severance benefits under the Change-in-Control Agreements are subject to reduction in certain circumstances if the excise tax imposed under 280G of the Internal Revenue Code would reduce the net after-tax amount received by the executive.

The following tables summarize the amounts payable to the Named Executives upon termination under certain circumstances, assuming that:

•	the executive’s employment terminated February 2, 2008;

•	the executive’s salary continues as it existed on February 2, 2008;

•	the executive’s employment contract and term as of February 2, 2008 applies; and

•	the stock price for Macy’s common stock is $28.00 per share (the closing price as of the last business day of fiscal 2007).

Payments and Benefits upon Termination as of the end of Fiscal 2007 ($)

		Involuntary		Involuntary	After
		Without		With	Change in
T. Lundgren	Voluntary	Cause		Cause	Control	Death	Disability

Severance and accelerated benefits
Salary and target bonus (to the end of contract term)	0	11,562,500		0	0	0	0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	14,428,200	0	0
Non-equity based incentive awards (2007 bonus)	0	0		0	0	0	0
Equity Based incentive awards
a. Vesting of unvested stock options	0	205,906		0	205,906	205,906	205,906
b. Vesting of time-based restricted stock	0	2,100,000		0	2,100,000	2,100,000	2,100,000
c. Vesting of unvested stock credits	0	4,097,601		0	4,097,601	4,418,882	4,418,882
Cash balance pension lump sum equivalent	0	0		0	85,511	0	0
401(k) plan equivalent	0	0		0	18,000	0	0
Supplementary retirement plan lump sum equivalent	0	0		0	3,957,204	0	0
Other fringe benefits(a)	0	(a	)	0	558,105	0	0

Total of severance and accelerated benefits:	0	17,966,007		0	25,450,527	6,724,788	6,724,788

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options	20,616,843	20,616,843		0	20,616,843	20,616,843	20,616,843
b. Previously vested stock credits	6,244,106	6,244,106		0	6,244,106	6,244,106	6,244,106
Vested cash balance pension benefit	147,507	147,507		147,547	147,507	147,507	147,507
Vested 401(k) plan balance	291,049	340,089		340,089	340,089	340,089	340,089
Vested supplementary retirement plan benefit	7,358,898	7,358,898		7,358,898	7,358,898	7,358,898	7,358,898
Other fringe benefits	200,000	200,000		0	200,000	0	200,000
Deferred compensation balance previously vested	0	0		0	0	0	0

Total of previously vested equity and benefits:	34,858,402	34,858,402		7,797,454	34,858,402	34,658,402	34,858,402

Full “Walk-Away” Value:	34,858,402	52,824,410		7,797,454	60,308,930	41,383,191	41,583,191

(a)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement. The change-in-control agreement provides for the value of benefits for three years following termination.

		Involuntary		Involuntary	After
		Without		With	Change in
K. Hoguet	Voluntary	Cause		Cause	Control	Death	Disability

Severance and accelerated benefits
Salary (to the end of contract term)	0	333,333		0	0	0	0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	4,990,800	0	0
Non-equity based incentive awards (2007 bonus)	0	0		0	0	0	0
Equity Based incentive awards
a. Vesting of unvested stock options	0	41,181		0	41,181	41,181	41,181
b. Vesting of time-based restricted stock	0	0		0	1,176,000	1,176,000	1,176,000
c. Vesting of unvested stock credits	0	1,637,048		0	1,637,048	2,646,784	2,646,784
Cash balance pension lump sum equivalent	0	0		0	93,035	0	0
401(k) plan equivalent	0	0		0	18,000	0	0
Supplementary retirement plan lump sum equivalent	0	0		0	1,064,002	0	0
Other fringe benefits(a)	0	(a	)	0	305,922	0	0

Total of severance and accelerated benefits:	0	2,011,563		0	9,325,988	3,863,965	3,863,965

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options	3,873,856	3,873,856		0	3,873,856	3,873,856	3,873,856
b. Previously vested stock credits	0	0		0	0	0	0
Vested cash balance pension benefit	165,444	165,444		165,444	165,444	165,444	165,444
Vested 401(k) plan balance	678,866	678,866		678,886	678,886	678,886	675,886
Vested supplementary retirement plan benefit	2,001,870	2,001,870		2,001,870	2,001,870	2,001,870	2,001,870
Other fringe benefits	0	0		0	0	0	0
Deferred compensation balance previously vested	0	0		0	0	0	0

Total of previously vested equity and benefits:	6,720,056	6,720,056		2,846,200	6,720,056	6,720,056	6,720,056

Full “Walk-Away” Value:	6,720,056	8,731,618		2,846,200	16,046,044	10,584,021	10,584,021

(a)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement. The change-in-control agreement provides for the value of benefits for three years following termination.

		Involuntary		Involuntary
		Without		With	After Change in
T. Cole	Voluntary	Cause		Cause	Control	Death	Disability

Severance and accelerated benefits
Salary (to the end of contract term)	0	406,250		0	0	0	0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	5,911,500	0	0
Non-equity based incentive awards (2007 bonus)	0	0		0	0	0	0
Equity Based incentive awards
a. Vesting of unvested stock options	0	48,669		0	48,669	48,669	48,669
b. Vesting of time-based restricted stock	0	0		0	1,400,000	1,400,000	1,400,000
c. Vesting of unvested stock credits	0	900,376		0	900,376	1,019,712	1,019,712
Cash balance pension lump sum equivalent	0	0		0	135,402	0	0
401(k) plan equivalent	0	0		0	18,000	0	0
Supplementary retirement plan lump sum equivalent	0	0		0	1,794,496	0	0
Other fringe benefits(a)	0	(a	)	0	276,813	0	0

Total of severance and accelerated benefits:	0	1,355,295		0	10,485,262	2,468,381	2,468,381

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options	1,934,271	1,934,271		0	1,934,271	1,934,271	1,934,271
b. Previously vested stock credits	1,810,696	1,810,696		0	1,810,696	1,810,696	1,810,696
Vested cash balance pension benefit	396,867	396,867		396,867	396,867	396,867	396,867
Vested 401(k) plan balance	1,042,915	1,042,915		1,042,915	1,042,915	1,042,915	1,042,915
Vested supplementary retirement plan benefit	5,177,993	5,177,993		5,177,993	5,177,993	5,177,993	5,177,993
Other fringe benefits	500,000	500,000		0	500,000	0	500,000
Deferred compensation balance, previously vested	49,028	49,028		49,028	49,028	49,028	49,028

Total of previously vested equity and benefits:	10,911,770	10,911,770		6,666,803	10,911,770	10,411,770	10,911,770

Full “Walk-Away” Value:	10,911,770	12,267,065		6,666,803	21,880,151	12,880,151	13,380,151

(a)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement. The change-in-control agreement provides for the value of benefits for three years following termination.

		Involuntary		Involuntary
		Without		With	After Change in
J. Grove	Voluntary	Cause		Cause	Control	Death	Disability

Severance and accelerated benefits
Salary (to the end of contract term)	0	406,250		0	0	0	0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	5,911,500	0	0
Non-equity based incentive awards (2007 bonus)	0	0		0	0	0	0
Equity Based incentive awards
a. Vesting of unvested stock options	0	48,669		0	48,669	48,669	48,669
b. Vesting of time-based restricted stock	0	14,000		0	1,414,000	1,414,000	1,414,000
c. Vesting of unvested stock credits	0	900,376		0	900,376	1,019,712	1,019,712
Cash balance pension lump sum equivalent	0	0		0	124,213	0	0
401(k) plan equivalent	0	0		0	18,000	0	0
Supplementary retirement plan lump sum equivalent	0	0		0	1,549,168	0	0
Other fringe benefits(a)	0	(a	)	0	227,403	0	0

Total of severance and accelerated benefits:	0	1,369,295		0	10,193,329	2,482,381	2,482,381

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options	2,746,242	2,746,242		0	2,746,242	2,746,242	2,746,242
b. Previously vested stock credits	1,810,696	1,810,696		0	1,810,696	1,810,696	1,810,696
Vested cash balance pension benefit	333,540	333,540		333,540	333,540	333,540	333,540
Vested 401(k) plan balance	412,209	412,209		412,209	412,209	412,209	412,209
Vested supplementary retirement plan benefit	4,646,950	4,646,950		4,646,950	4,646,950	4,646,950	4,646,950
Other fringe benefits	500,000	500,000		0	500,000	0	500,000
Deferred compensation balance previously vested	355,628	355,628		355,628	355,628	355,628	355,628

Total of previously vested equity and benefits:	10,805,265	10,805,265		5,748,327	10,805,265	10,305,265	10,805,265

Full “Walk-Away” Value:	10,805,265	12,174,560		5,748,327	20,998,594	12,787,646	13,287,646

(a)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement. The change-in-control agreement provides for the value of benefits for three years following termination.

		Involuntary		Involuntary
		Without		With	After Change in
S. Kronick	Voluntary	Cause		Cause	Control	Death	Disability

Severance and accelerated benefits
Salary (to the end of contract term)	0	458,333		0	0	0	0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	7,275,300	0	0
Non-equity based incentive awards (2007 bonus)	0	0		0	0	0	0
Equity Based incentive awards
a. Vesting of unvested stock options	0	48,669		0	48,669	48,669	48,669
b. Vesting of time-based restricted stock	0	0		0	1,400,000	1,400,000	1,400,000
c. Vesting of unvested stock credits	0	900,376		0	900,376	1,019,712	1,019,712
Cash balance pension lump sum equivalent	0	0		0	115,261	0	0
401(k) plan equivalent	0	0		0	18,000	0	0
Supplementary retirement plan lump sum equivalent	0	0		0	1,283,500	0	0
Other fringe benefits(a)	0	(a	)	0	441,876	0	0

Total of severance and accelerated benefits:	0	1,407,379		0	11,482,982	2,468,381	2,468,381

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options	3,783,147	3,783,147		0	3,783,147	3,783,147	3,783,147
b. Previously vested stock credits	1,810,696	1,810,696		0	1,810,696	1,810,696	1,810,696
Vested cash balance pension benefit	285,342	285,342		285,342	285,342	285,342	285,342
Vested 401(k) plan balance	1,174,030	1,174,030		1,174,030	1,174,030	1,174,030	1,174,030
Vested supplementary retirement plan benefit	5,148,458	5,148,458		5,148,458	5,148,458	5,148,458	5,148,458
Other fringe benefits	500,000	500,000		0	500,000	0	500,000
Deferred compensation balance previously vested	0	0		0	0	0	0

Total of previously vested equity and benefits:	12,701,672	12,701,672		6,607,830	12,701,672	12,201,672	12,701,672

Full “Walk-Away” Value:	12,701,672	14,109,051		6,607,830	24,184,655	14,670,053	15,170,053

(a)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement. The change-in-control agreement provides for the value of benefits for three years following termination.

Matching Gift Program

All Macy’s employees, including the Named Executives, may participate in the matching gift program of the Macy’s Foundation. Under this program, the Macy’s Foundation will match up to a total of $22,500 in gifts made by the employee to approved charities in any calendar year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Macy’s directors and executive officers, and certain persons who beneficially own more than 10% of the common stock outstanding, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Macy’s with copies of all Section 16(a) reports they file.

To Macy’s knowledge, based solely on a review of the copies of reports furnished to Macy’s and written representations signed by all directors and executive officers that no other reports were required with respect to their beneficial ownership of common stock during fiscal 2007, all reports required by Section 16(a) of the Exchange Act to be filed by the directors and executive officers and all beneficial owners of more than 10% of the common stock outstanding to report transactions in securities were timely filed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

POLICY ON RELATED PERSON TRANSACTIONS

Under Item 404(a) of Regulation S-K, Macy’s is required to disclose transactions in which Macy’s was or is to be a participant, in which the amount involved exceeds $120,000 and in which any Director, executive officer or 5% or greater stockholder (or any immediate family member of any such person) has a direct or indirect material interest. All Directors and executive officers annually complete, sign and submit a Directors’ and Officers’ Questionnaire that is designed to identify related person transactions and both actual and potential conflicts of interest. Macy’s also makes appropriate inquiries as to the nature and extent of business that the company conducts with other companies for whom any of these individuals also serve as directors or executive officers. Macy’s general counsel reviews any identified transactions and determines, based on the facts and circumstances, whether the Director or executive officer has a direct or indirect material interest in the transaction. If he determines that the individual has a direct or indirect material interest in a transaction he brings the matter to the attention of the NCG Committee for further review. Based upon records available to the company, there were no transactions in fiscal 2007, and there are no currently proposed transactions, in which Macy’s was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the company’s Directors, executive officers or 5% or greater stockholders (or any immediate family member of any such person) either had or will have a direct or indirect material interest.

In addition, under its Code of Business Conduct and Ethics, Macy’s requires all employees, including its officers and Non-Employee Directors, to avoid situations that may impact their ability to carry out their duties in an independent and objective fashion, including by having a financial interest in suppliers. Any circumstances that may compromise their ability to perform independently must be disclosed to Macy’s general counsel, or in the case of the Named Executives and the Non-Employee Directors, must be disclosed to the chair of the NCG Committee.

REPORT OF THE AUDIT COMMITTEE

The Board has adopted a written Audit Committee Charter. All members of the Audit Committee are independent, as defined in Sections 303A.06 and 303A.07 of the NYSE’s listing standards.

The Audit Committee has reviewed and discussed with Macy’s management and KPMG LLP, the audited financial statements of Macy’s contained in Macy’s Annual Report to stockholders for fiscal 2007. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communications with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committee’s”), and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Macy’s Annual Report on Form 10-K for fiscal 2007, filed with the United States Securities and Exchange Commission.

Respectfully submitted,

Marna C. Whittington, Chairperson
Stephen F. Bollenbach
Joseph Neubauer
Joyce M. Roché

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Proposals for the 2009 Annual Meeting.  You may submit proposals on matters appropriate for stockholder action at Macy’s annual stockholders’ meetings in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For such proposals to be included in Macy’s proxy materials relating to its 2009 annual meeting of stockholders, you must satisfy all applicable requirements of Rule 14a-8 and Macy’s must receive such proposals no later than December 12, 2008.

Except in the case of proposals made in accordance with Rule 14a-8, the By-Laws require that stockholders intending to bring any business before an annual meeting of stockholders deliver written notice thereof to the Secretary of Macy’s not less than 60 days prior to the meeting. However, in the event that the date of the meeting is not publicly announced by Macy’s by inclusion in a report filed with the SEC or furnished to stockholders, or by mail, press release or otherwise at least 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of Macy’s not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things, that the notice by the stockholder set forth a description of the business to be brought before the meeting and certain information concerning the stockholder proposing such business, including such stockholder’s name and address, the class and number of shares of Macy’s capital stock that are owned beneficially by such stockholder and any material interest of such stockholder in the business proposed to be brought before the meeting. The chairman of the meeting may refuse to permit to be brought before the meeting any stockholder proposal (other than a proposal made in accordance with Rule 14a-8) not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to stockholders desiring to nominate candidates for election as directors. See “Further Information Concerning the Board of Directors — Director Nomination Procedures.”

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the annual meeting other than that described in this proxy statement. However, if any business shall properly come before the annual meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

The cost of preparing, assembling and mailing the proxy material will be borne by Macy’s. Macy’s Annual Report for fiscal 2007, which is being mailed to the stockholders with this proxy statement, is not to be regarded as proxy soliciting material. Macy’s may solicit proxies otherwise than by the use of the mails, in that certain officers and regular employees of Macy’s, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Macy’s will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. In addition, Macy’s has engaged the firm of Georgeson, Inc., of New York City, to assist in the solicitation of proxies on behalf of the Board. Georgeson will solicit proxies with respect to common stock held by brokers, bank nominees, other institutional holders and certain individuals, and will perform related services. It is anticipated that the cost of the solicitation service to Macy’s will not substantially exceed $9,000.

Dennis J. Broderick
Secretary

April 1, 2008

PLEASE CAST YOUR VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU CHOOSE TO CAST YOUR VOTE BY COMPLETING THE
ENCLOSED PROXY CARD, PLEASE RETURN IT PROMPTLY IN THE
ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO
POSTAGE IF MAILED IN THE UNITED STATES.

Appendix A

POLICY AND PROCEDURES FOR PRE-APPROVAL OF NON-AUDIT
SERVICES BY OUTSIDE AUDITORS

I.	Authority to Approve Non-Audit Services

Except as noted below, the Audit Committee (the “Committee”) will approve in advance all permitted non-audit services1 (the “Permitted NAS”).

A. The Committee may delegate to the Chair of the Committee the authority to pre-approve Permitted NAS; provided that any such pre-approval of Permitted NAS granted by any such delegee must be presented to the Committee at its meeting next following the approval.

B. Pre-approval is not required for any Permitted NAS if:

1. the aggregate amount of any such Permitted NAS constitutes no more than five percent (5%) of the total revenues paid by Macy’s to its auditors during the fiscal year in which the Permitted NAS are provided;

2. the Permitted NAS were not recognized at the time of the auditor’s engagement to be a Permitted NAS (i.e., either a service indicated as an audit service at the time of the engagement evolves over the course of the engagement to become a non-audit service, or a non-audit service not contemplated at all at the time of the engagement is performed by the outside auditor after the engagement is approved); and

3. the Permitted NAS are promptly brought to the attention of the Committee (or its delegee) by management and approved prior to the completion of the audit.

II.	Disclosure of Permitted Non-Audit Services in Outside Auditor’s Engagement Letter

A. The Committee is to receive an itemization in the outside auditor’s engagement letter of Permitted NAS that the outside auditors propose to deliver to Macy’s during the course of the year covered by the engagement and contemplated at the time of the engagement.

1. In its submissions to management covering its proposed engagement the outside auditors are to include a statement that the delivery of Permitted NAS during the preceding fiscal year did not impair the independence of the outside auditors.

B. Whether a Permitted NAS is set out in the auditor engagement letter or proposed by the outside auditors subsequent to the time the engagement letter is submitted, the Committee (or its delegee as described above) is to consider, with input from management, whether delivery of the Permitted NAS impairs independence of the outside auditors.

1. The Committee is to evaluate, in making such consideration, the non-audit factors and other related principles (the “Qualifying Factors”) set out below.

1 The nine categories of prohibited non-audit services are: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

A-1

•	Whether the service is being performed principally for the Audit Committee;

•	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of Macy’s financial reporting process;

•	Whether the service would be performed by specialists (e.g., technology specialists) who ordinarily also provide recurring audit support;

•	Whether the service would be performed by outside audit personnel and, if so, whether it will enhance their knowledge of Macy’s business and operations;

•	Whether the role of those performing the service (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted) would be inconsistent with the outside auditor’s role;

•	Whether the outside audit firm’s personnel would be assuming a management role or creating a mutuality of interest with Macy’s management;

•	Whether the outside auditors, in effect, would be auditing their own numbers;

•	Whether the project must be started and completed very quickly;

•	Whether the outside audit firm has unique expertise in the service;

•	Whether the service entails the outside auditor serving in an advocacy role for Macy’s; and

•	The size of the fee(s) for the non-audit service(s).

III.  Annual Assessment of Policy

The Committee will determine on an annual basis whether to amend this policy.

A-2

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MACY’S, INC. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS 7 WEST 7TH STREET If you would like to reduce the costs incurred by Macy’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy CINCINNATI, OH 45202-2471 cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2008. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macy’s, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MACYS1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MACY’S, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” number(s) of the nominee(s) on the line below. ITEMS 1 AND 2. Vote on Directors 0 0 0 1. ELECTION OF DIRECTORS Nominees: 01) Stephen F. Bollenbach 05) Terry J. Lundgren 09) Karl M. von der Heyden 02) Deirdre P. Connelly 06) Joseph Neubauer 10) Craig E. Weatherup 03) Meyer Feldberg 07) Joseph A. Pichler 11) Marna C. Whittington 04) Sara Levinson 08) Joyce M. Roché For Against Abstain Vote on Proposal 2. To ratify the appointment of KPMG LLP as Macy’s independent registered public accounting firm for the fiscal year ending January 31, 2009. 0 0 0 3. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Items 1 and 2. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion. For purposes of the 2008 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box below and provides comments where indicated on the reverse side. For address changes and/or comments, please check this box 0 and write them on the back where indicated. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Annual Report, Form 10-K and Proxy Statement are available at www.proxyvote.com. MACY’S, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 16, 2008 The undersigned stockholder(s) hereby appoint(s) Meyer Feldberg and Marna C. Whittington, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Macy’s, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on May 16, 2008, at the Macy’s Inc. corporate offices located at 7 West 7th Street, Cincinnati, Ohio 45202, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN ITEM 1 ON THE REVERSE SIDE AND “FOR” ITEM 2 , AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES IN RESPECT OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Address Changes/Comments: ___ ___(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MACY’S, INC. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS 7 WEST 7TH STREET If you would like to reduce the costs incurred by Macy’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy CINCINNATI, OH 45202-2471 cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2008. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macy’s, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MACYS3 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MACY’S, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” number(s) of the nominee(s) on the line below. ITEMS 1 AND 2. Vote on Directors 0 0 0 1. ELECTION OF DIRECTORS Nominees: 01) Stephen F. Bollenbach 05) Terry J. Lundgren 09) Karl M. von der Heyden 02) Deirdre P. Connelly 06) Joseph Neubauer 10) Craig E. Weatherup 03) Meyer Feldberg 07) Joseph A. Pichler 11) Marna C. Whittington 04) Sara Levinson 08) Joyce M. Roché For Against Abstain Vote on Proposal 2. To ratify the appointment of KPMG LLP as Macy’s independent registered public accounting firm for the fiscal year ending January 31, 2009. 0 0 0 3. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Items 1 and 2. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion. For purposes of the 2008 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box below and provides comments where indicated on the reverse side. For address changes and/or comments, please check this box 0 and write them on the back where indicated. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Annual Report, Form 10-K and Proxy Statement are available at www.proxyvote.com. MACY’S, INC. To: J.P. Morgan Chase Bank, as Trustee for the Macy’s, Inc. Profit Sharing 401(k) Investment Plan. ANNUAL MEETING OF STOCKHOLDERS May 16, 2008 I acknowledge receipt of the Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Macy’s, Inc. to be held on May 16, 2008, and the related Proxy Instructions. As to my proportional interest in any stock of Macy’s, Inc. registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Macy’s. I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted by you in accordance with the recommendations of the Board of Directors of Macy’s as to Items 1 and 2. If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN ITEM 1 ON THE REVERSE SIDE AND “FOR” ITEM 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Address Changes/Comments: ___(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MACY’S, INC. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS 7 WEST 7TH STREET If you would like to reduce the costs incurred by Macy’s, Inc. in mailing proxy CINCINNATI, OH 45202-2471 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2008. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macy’s, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MACYS5 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MACY’S, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” number(s) of the nominee(s) on the line below. ITEMS 1 AND 2. Vote on Directors 0 0 0 1. ELECTION OF DIRECTORS Nominees: 01) Stephen F. Bollenbach 05) Terry J. Lundgren 09) Karl M. von der Heyden 02) Deirdre P. Connelly 06) Joseph Neubauer 10) Craig E. Weatherup 03) Meyer Feldberg 07) Joseph A. Pichler 11) Marna C. Whittington 04) Sara Levinson 08) Joyce M. Roché For Against Abstain Vote on Proposal 2. To ratify the appointment of KPMG LLP as Macy’s independent registered public accounting firm for the fiscal year ending January 31, 2009. 0 0 0 3. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Items 1 and 2. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion. For purposes of the 2008 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box below and provides comments where indicated on the reverse side. For address changes and/or comments, please check this box 0 and write them on the back where indicated. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Annual Report, Form 10-K and Proxy Statement are available at www.proxyvote.com. MACY’S, INC. To: The Bank of New York, as Trustee for The May Department Stores Company Profit Sharing Plan. ANNUAL MEETING OF STOCKHOLDERS May 16, 2008 I acknowledge receipt of the Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Macy’s, Inc. to be held on May 16, 2008, and the related Proxy Instructions. As to my proportional interest in any stock of Macy’s, Inc. registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Macy’s. I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted by you in accordance with the recommendations of the Board of Directors of Macy’s as to Items 1 and 2. If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN ITEM 1 ON THE REVERSE SIDE AND “FOR” ITEM 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Address Changes/Comments: ___(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE